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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

July 17, 2012

Dear Capstone Turbine Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Capstone Turbine Corporation (the "Company") to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311 on August 30, 2012, at 9:00 a.m., Pacific Time. We look forward to meeting you and discussing the accomplishments of the Company for the fiscal year ended March 31, 2012.

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2012 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2012 Annual Report to Stockholders and a proxy card.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Darren R. Jamison
President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE
MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY
AS POSSIBLE.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 30, 2012

        The Capstone Turbine Corporation (the "Company" or "Capstone") 2012 Annual Meeting of Stockholders (the "Annual Meeting") will be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 30, 2012, at 9:00 a.m., Pacific Time, for the following purposes:

  1.
  To elect nine members to Capstone's Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

  2.
  To approve the amendment and restatement of the Capstone Turbine Corporation 2000 Equity Incentive Plan;

  3.
  To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation;

  4.
  To hold a non-binding advisory vote on executive compensation;

  5.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013; and

  6.
  To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 2, 2012 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return a proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting.

        Please note that space limitations make it necessary to limit attendance at the Annual Meeting to stockholders. Registration will begin at 8:30 a.m. and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. We will admit you if we are able to verify that you are a Capstone stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Directions to the Company's corporate offices can be obtained by contacting the Company at (818) 734-5300.

By Order of the Board of Directors, Edward I. Reich Secretary

Chatsworth, California
July 17, 2012

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders
To Be Held August 30, 2012

Information About the 2012 Annual Meeting

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the "Company" or "Capstone") from holders of issued and outstanding shares of Common Stock, par value $.001 per share ("Common Stock"), to be voted at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 30, 2012, at 9:00 a.m., Pacific Time, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

        A copy of Capstone's 2012 Annual Report to Stockholders (the "2012 Annual Report") and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July 17, 2012. The 2012 Annual Report includes Capstone's audited consolidated financial statements.

Voting Procedures

        If you were a stockholder of record of the Company's Common Stock at the close of business on July 2, 2012, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 299,556,069 shares of Common Stock were outstanding.

        Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, subject to the requirements described below, such proxies will be voted: FOR the election as directors of the nominees listed in this Proxy Statement; FOR approval of the amendment and restatement of the Capstone Turbine Corporation 2000 Equity Incentive Plan; FOR the approval of the amendment to the Company's Second Amended and Restated Certificate of Incorporation; FOR the approval of the compensation of our Named Executive Officers; and FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on July 2, 2012 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non-votes, as to particular proposals will be treated as shares entitled to vote. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 5), but it is not permitted to use discretion and vote your shares on other matters (such as Proposals 1, 2, 3 and 4). We urge you to give voting instructions to your broker on all five proposals. Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal except with respect to Proposal 3, in which case broker non-votes will have the same effect as a vote against the proposal because the required vote to approve Proposal 3 is a majority of the outstanding shares of Common Stock on July 2, 2012. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. For Proposals 2, 3, 4 and 5, abstentions will have the same effect as a vote against these proposals. For Proposal 1, abstentions will have no effect on the outcome of the vote.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

Voting Electronically via the Internet or by Telephone

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Solicitation of Proxies

        We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition, we have retained Phoenix Advisory Partners, a division of American Stock Transfer and Trust Company, LLC ("Phoenix Advisory"), to assist in the solicitation. We will pay Phoenix Advisory approximately $10,000 for their assistance in the solicitation of proxies. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

Proposals of Stockholders for the 2013 Annual Meeting of Stockholders

        Stockholder proposals or nominations for directors intended to be presented at the 2013 annual meeting of stockholders (the "2013 Annual Meeting") must be in writing and received at Capstone's executive offices no later than the date listed below and must comply with Capstone's bylaws and the proxy rules of the Securities and Exchange Commission (the "SEC"). If appropriate notice of a stockholder proposal is not received at Capstone's executive offices prior to the close of business on March 19, 2013, the proposal will be deemed untimely. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's bylaws, an untimely proposal will not be included in the Company's proxy statement or proxy card for the 2013 Annual Meeting and cannot be brought before the 2013 Annual Meeting by the proponent.

        In addition to stockholder nominations made in accordance with the procedures described above, Capstone's Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the "Director Recommendation and Nomination Process" section elsewhere in this Proxy Statement.

The date of this Proxy Statement is July 17, 2012.

 PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

        Capstone's Board of Directors currently consists of nine members, all of whom the Company proposes for re-election at the Annual Meeting. Each of the directors possess unique qualifications, skills and attributes that complement the performance of the full Board of Directors. The experiences that each has obtained from their respective professional backgrounds, as set forth below, have qualified them to serve on Capstone's Board of Directors.

        The proxies cannot vote for a greater number of persons than the number of nominees named. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director's successor has been elected and qualified, or the earlier of the director's resignation or removal. The table and text below set forth information about each nominee as of July 2, 2012.

Nominees	Age	Director Since
Gary D. Simon(1)	63	2005
Richard K. Atkinson	61	2005
John V. Jaggers	61	1993
Darren R. Jamison	46	2006
Noam Lotan	60	2005
Gary J. Mayo	58	2007
Eliot G. Protsch	59	2002
Holly A. Van Deursen	53	2007
Darrell J. Wilk	67	2006

(1)
Chairman of the Board of Directors.

        Gary D. Simon.    Mr. Simon has been a director since August 2005 and has served as Chairman of the Board of Directors since August 2010. Mr. Simon has served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003. He has also served as the Chairman of CleanStart, a business accelerator associated with the non-profit Sacramento Area Regional Technology Alliance, since October 2005. From July 2004 until January 2010, Mr. Simon was the Chairman, President and Chief Executive Officer of Acumentrics Corporation ("Acumentrics"), a privately-held manufacturer of innovative power supply equipment. He continues to serve as a member of the Acumentrics Board of Directors. Since July 2006, Mr. Simon has been a limited partner in Velocity Venture Capital and a director of Jadoo Power, a privately held manufacturer of small (less than 1,000 watt) portable power generators and solar hot water heaters. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the Board of Directors of Northeast Optic Network, a public company that operated a high-speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a Bachelor of Arts degree in Microbiology from Indiana University and a Master of Science degree in Ecology from the University of California, Davis.

        Mr. Simon brings to the Board of Directors substantial executive and governance experience along with expertise in marketing, sales, management consulting and raising capital in both public and private markets. Mr. Simon also assists the Board of Directors in the areas of strategy and corporate governance.

        Richard K. Atkinson.    Mr. Atkinson has been a director since December 2005. Mr. Atkinson is the Chief Financial Officer of Gradient Resources, a company engaged in the exploration and development of geothermal resources as well as the construction, ownership and operation of geothermal power plants. He has been in this position since May 2010. From June 2006 until April 2008, Mr. Atkinson was Senior Vice President and Chief Financial Officer of US BioEnergy Corporation (Nasdaq: USBE), a company that built and operated large, efficient ethanol plants. He previously was Vice President, Chief Financial Officer and Corporate Secretary of Pope & Talbot, a wood and pulp products business, from December 2003 to June 2006. Before joining Pope & Talbot, Mr. Atkinson worked for Sierra Pacific Resources beginning in 1980, most recently as its Vice President and Chief Financial Officer. Mr. Atkinson received his Bachelor of Science degree from the University of Oregon and his Master of Business Administration degree from the University of Nevada, Reno.

        Among his other skills and expertise, Mr. Atkinson's financial expertise, decades of experience in corporate governance and ongoing executive experience aid the Board of Directors in matters of finance, accounting and risk management.

        John V. Jaggers.    Mr. Jaggers has been a director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held this position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000 and has served as Managing General Partner from 2006 to date. Mr. Jaggers received his Bachelor's and Master's degrees in Electrical Engineering from Rice University. He received his Master of Business Administration degree from Harvard University. Mr. Jaggers is on the board of directors of three private companies: Fourth Wall Media, Inc., a provider of software to the pay television industry; Market6, Inc., a provider of information services to retailers and consumer packaged goods suppliers; and BioBehavioral Diagnostics Company, a provider of hardware and software for the diagnosis of behavioral disorders.

        Mr. Jaggers brings to the Board of Directors substantial executive experience and expertise in raising capital. His long service as one of our directors adds institutional knowledge about our business, operations and long-term stockholders.

        Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. Mr. Jamison joined Capstone from Northern Power Systems, Inc., a company that designs, manufactures and sells wind turbines into the global marketplace, where he served as President from September 2005 to December 2006 and Chief Operating Officer from December 2004 to December 2006. Prior to that time, he held the position of Executive Vice President of Operations from February 2004 to December 2004. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc., a leading designer, manufacturer and marketer of specialized engine driven power generation equipment to the oil and gas, renewable and energy efficiency markets, from 1994 to 2003. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University.

        Among his other skills and expertise, Mr. Jamison brings to the Board of Directors his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience within the Company's major market verticals.

        Noam Lotan.    Mr. Lotan has been a director since June 2005. Mr. Lotan is the President, Chief Executive Officer and a director of Resonate Industries, a development stage company in the clean energy sector. He has held his position since November 2010. Prior to Resonate, Mr. Lotan served as

Chief Executive Officer and a director of MRV Communications, Inc. ("MRV"), a global supplier of communications solutions to telecommunications service providers, enterprises and governments throughout the world, from May 1990 through June 2010. Mr. Lotan also served as President of MRV from May 1990 until he relinquished that title in July 2009 in conjunction with the naming of two Co-Presidents. Additionally, he served as MRV's Chief Financial Officer from October 1993 through June 1995. From March 1987 to January 1990, he served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc., a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan served as a Director of the European Operations of Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard Company. Mr. Lotan was an officer in the Israeli Defense Forces prior to working for Hewlett-Packard Company. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from Technion, the Israel Institute of Technology, and a Master's of Business Administration degree from INSEAD (the European Institute of Business Administration, Fontainebleau, France). Mr. Lotan is on the board of directors of US Seismic Systems, Inc., a provider of fiber optic sensing solutions to the security and energy markets. US Seismic Systems, Inc. is a subsidiary of Acorn Energy (Nasdaq: ACFN).

        Among his other skills and expertise, Mr. Lotan brings to the Board of Directors decades of executive experience with a publicly traded technology company and a unique perspective on the Asian and European markets.

        Gary J. Mayo.    Mr. Mayo has been a director since October 2007. Mr. Mayo is the Founding Principal of Sustainability Excellence Associates, LLC, a consulting firm specializing in strategic planning for sustainability and environmental strategy development. He is also a Director and Corporate Secretary/Treasurer of Education Resource Strategies, Inc., a privately held company, providing web-based marketing services to educational institutions. He is the former Vice President of Corporate Sustainability Strategies in the Energy and Environmental Services Division of MGM Resorts International (NYSE: MGM), one of the world's leading global hospitality companies, serving in that capacity from November 2006 to October 2008. Prior to MGM Resorts International, Mr. Mayo held a number of senior leadership positions with Ford Motor Company (NYSE: F) and its spun-off subsidiary Visteon Corporation from January 1977 until his retirement in November 2006. Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. He also successfully completed the UCLA Anderson Graduate School of Management, Director Education and Certification Program in May 2009.

        Mr. Mayo brings to the Board of Directors more than a decade of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability, as well as sales, marketing and operations management.

        Eliot G. Protsch.    Mr. Protsch has been a director since April 2002 and served as Chairman of the Board of Directors from October 2002 through August 2010. From January 2009 until his retirement in January 2010, Mr. Protsch was Senior Executive Vice President and Chief Operating Officer of Alliant Energy Corporation (NYSE: LNT), an energy holding company. He previously was Chief Financial Officer of Alliant Energy Corporation from 2003 to 2008 and Executive Vice President Energy Delivery of Alliant Energy Corporation from 1998 to 2003, and President from 1998 to 2003 of Interstate Power and Light Company, a subsidiary of Alliant. Mr. Protsch currently serves on the Board of Directors for American Family Insurance, Universal Acoustic and Emissions Technologies and HR Green Companies. Mr. Protsch is an active Angel Investor in energy technology and is President of Wapsie Investment and Advisory, LLC; a personal investment and advisory vehicle specializing in energy technology investments and advisory services. He received his Master of Business Administration degree and his Bachelor of Business Administration degree in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.

        Mr. Protsch brings to the Board of Directors his unique perspective as a former executive officer of a utilities company, financial expertise and insight into sales, marketing and corporate governance.

        Holly A. Van Deursen.    Ms. Van Deursen has been a director since October 2007. Ms. Van Deursen has served as a director for Actuant Corporation (NYSE: ATU) since 2008, Bemis Company, Inc. (NYSE: BMS) since 2008, Anson Industries (private) since 2006 and Petroleum Geo-Services (OSE: PGS) since 2006. Prior to her current roles, Ms. Van Deursen was employed by BP p.l.c. / Amoco Corporation from 1989 to 2005 and served on the Top-Forty Executive Team as Group Vice President, Petrochemicals from 2003 to 2005 and Group Vice President, Strategy from 2001 to 2003. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan.

        Among her other skills and expertise, Ms. Van Deursen brings to the Board of Directors decades of experience in the energy and chemical industries, a unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. In addition, her diverse experience on other boards of both public and private companies is of significant benefit to the Company.

        Darrell J. Wilk.    Mr. Wilk has been a director since June 2006. Mr. Wilk has been President of Ace Label Systems, a company that manufactures custom prime and durable labels, since 2007. Mr. Wilk has taught an executive sales seminar at the University of Wisconsin—Madison since 2005. Previously, Mr. Wilk was a Strategic Planning and Marketing Instructor at Concordia University and Argosy University from 2005 to 2007. From 2003 to December 2005, Mr. Wilk was Vice President and Director of Sales and Marketing Worldwide for the Electronics Components Division of ITT Industries (NYSE: ITT), a global engineering and manufacturing company. Mr. Wilk also held the position of Vice President and Director of Marketing and Sales Worldwide for the Switch Products division of ITT Industries from 1981 to 2003. From 1972 to 1981, Mr. Wilk served in Sales and Marketing Manager roles in North America at 3M Company (NYSE: MMM), a diversified technology company. He also held the position of Application Engineer of North America from 1968 to 1972. Mr. Wilk holds a Bachelor of Science degree in Physics from Loyola University of Chicago and a Master of Business Administration degree from the University of Detroit.

        Mr. Wilk's substantial executive experience and expertise in sales and marketing provide a unique perspective to the Board of Directors.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the nine nominees for director receiving the highest number of votes will be elected to Capstone's Board of Directors. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2000 EQUITY INCENTIVE PLAN

        Our Board of Directors has adopted, subject to approval of the stockholders, an amendment and restatement of the Capstone Turbine Corporation 2000 Equity Incentive Plan (the "Incentive Plan"). Our Board believes that stock-based incentives have been and will continue to be crucial to Capstone's ability to attract and retain outstanding employees.

General Description of the Incentive Plan

        Below is a summary of the Incentive Plan, as amended and restated. This summary is qualified in its entirety by reference to the full text of the amended and restated Incentive Plan, a copy of which is attached hereto as Appendix A.

Key Changes in Amendment and Restatement

        The amended and restated Incentive Plan is substantially similar to the Incentive Plan prior to the restatement, except for the following key changes:

  •
  Number of Shares Available for Awards is Increased.  An additional 9,000,000 shares are added to the pool available for awards. This increase in authorized shares is needed because the current pool of shares is substantially depleted with only 468,074 shares available for grant as of July 2, 2012.

  •
  Award Types are Eliminated or Recharacterized.  Provisions for "stock purchase rights" are eliminated. "Stock bonus" awards are recharacterized as "restricted stock" and "restricted stock units." The purpose of these changes is to update the terminology used in the Incentive Plan to reflect market practices. The newly titled awards are substantively the same as stock bonus awards that have been granted in the past. Stock options and stock bonus awards continue to be available. The change does not add new types of awards to the Incentive Plan.

  •
  Annual Restricted Stock Unit Awards to Non-Employee Directors.  An automatic annual grant of restricted stock units is made to directors who are not employees of Capstone as part of the annual compensation paid to directors. This grant replaces the annual grant of stock options in prior years. The award shall have a fair market value of $35,000, based on the value of our Common Stock on the date of grant. The award is forfeited if the director fails to complete the one-year term. The Compensation Committee is authorized to revise the amount of the award for future years.

  •
  Administrative Changes.  Administrative provisions for matters such as exercising stock options, tax withholdings and participant responsibilities have been updated to streamline administration and to reflect current law and financial accounting considerations.

General

        The Incentive Plan authorizes the Compensation Committee to award stock incentives to employees, consultants and members of the Board of Directors. The purpose of the Incentive Plan is to allow the Company to recruit, hire and retain the best available personnel for various positions throughout the Company, which is intended to enhance the long-term value of our stockholders' equity. The Incentive Plan, as amended and restated, provides for an aggregate of 27,980,000 authorized shares of Common Stock, of which 9,468,074 shares will be available for future grant. Shares that are forfeited under existing awards can be reissued under new award grants. No individual may receive awards that provide more than three million shares of Common Stock, in the aggregate, during a calendar year. Shares of Common Stock available under the Incentive Plan are authorized but unissued shares.

Types of Awards

        The Incentive Plan provides for awards of stock options, restricted stock units, restricted stock and stock bonus awards. Awards are generally earned or become "vested" upon specific conditions specified in the grant. Awards are immediately forfeited if service with the Company is terminated for cause. Some types of awards under the Incentive Plan may be issued to our executive officers as "performance based compensation" under Section 162(m) of the Internal Revenue Code (the "Code"). Stock options generally provide performance based compensation. Otherwise, payment under an award should be conditioned on achievement of certain performance goals in order to satisfy Section 162(m) of the Code. The Compensation Committee will determine at the time that an award is made if it is intended to be performance based compensation.

        Stock Options.    A stock option permits the participant to purchase Common Stock at a fixed price. Options awarded to employees of Capstone may be "incentive stock options," as defined in Section 422 of the Code, which provide certain tax advantages to employees (described below). Options become exercisable after a specified "vesting" period or upon achievement of performance goals established by the Compensation Committee. Payment of the exercise price may be in cash to Capstone, which may be provided through a broker-assisted trade, or, if approved by the Compensation Committee, a "cashless" exercise method such as surrendering previously acquired shares of Common Stock. The participant does not become a stockholder until the option is exercised.

        The maximum term of an incentive stock option granted under the Incentive Plan is generally 10 years (five years for an incentive stock option granted to a 10% stockholder). The exercise price must be no less than the fair market value of our Common Stock on the grant date (110% for an incentive stock option granted to a 10% stockholder). Fair market value is determined by reference to the trading price of our Common Stock. Options generally must be exercised within three months following termination of service with the Company, or within one year in case of disability or death.

        Restricted Stock Units.    A restricted stock unit award is the right to receive a specified number of shares of Common Stock in the future after vesting conditions specified in the award are satisfied. Restricted stock units will be forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant does not become a stockholder until the vesting conditions are satisfied.

        Restricted Stock.    Restricted stock is an award of a specified number of shares of Common Stock that are transferred to a participant at the time of the award. The shares are subject to forfeiture until vesting conditions specified in the award are satisfied. Restricted stock will be forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant is a stockholder at the time the award is granted.

        Stock Bonus Awards.    A stock bonus is an award of Common Stock that may be subject to certain vesting conditions and/or the payment of a purchase price, as determined by the Compensation Committee in its discretion. The Incentive Plan permits our directors to elect to receive a stock bonus equal in value to directors fees that otherwise would be paid in cash.

Plan Benefits

        The following information about the Incentive Plan is as of July 2, 2012:

  •
  There were options outstanding to purchase 9,910,655 shares of Common Stock under the Incentive Plan. The exercise price of these options is the fair market value of our Common Stock on the date of grant. Based on the closing sale price of our Common Stock on July 2,

    2012, the aggregate market value of the 9,910,655 shares of Common Stock underlying outstanding options granted pursuant to the Incentive Plan was approximately $10.2 million.

  •
  There were 930,729 restricted stock units outstanding. Based on the closing sale price of our Common Stock on July 2, 2012, the aggregate market value of the 930,729 shares of Common Stock underlying outstanding restricted stock units granted pursuant to the Incentive Plan was approximately $1.0 million.

  •
  468,074 shares were remaining for future grant under the Incentive Plan. 211 employees and all of our directors were eligible to participate in the Incentive Plan.

Administration

        The Compensation Committee administers the Incentive Plan in accordance with its charter. Members must be "independent" as determined by the Board under Nasdaq standards as well as the requirements under SEC Rule 16b-3 and Section 162(m) of the Code. The Compensation Committee determines the terms of all awards, including conditions for vesting or exercise, the exercise price, the number of shares subject to each award and the forms of payment permitted upon exercise. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant awards under the Incentive Plan to eligible persons who are not officers or directors of the Company.

Amendment and Termination

        The Board of Directors may amend, suspend or terminate the Incentive Plan, provided that stockholder approval is required for any material amendment to the Incentive Plan. Material amendments include an increase in the number of shares that may be issued under the Incentive Plan and certain changes to the types of awards or class of persons eligible to receive awards. No amendment to the Incentive Plan can adversely affect a participant's rights under an award without the participant's consent.

Change in Control

        Outstanding awards will become fully vested in certain circumstances following a change in the control of the Company for participants whose service is terminated in connection with the change in control.

General Federal Income Tax Consequences

        Tax consequences to the Company and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an award, other than a stock bonus award that is fully vested when granted. A participant who exercises incentive stock options will not recognize income on exercise. The exercise of an incentive stock option, however, gives rise to a preference under the alternative minimum tax rules. If Common Stock acquired on exercise of an incentive stock option is held for at least two years after the option is granted and one year after the date of exercise, the participant will be subject to capital gains tax on the difference between the price paid on exercise and the fair market value of the Common Stock at the time it is sold. However, if the Common Stock is sold before the end of this holding period, the sale is treated as a "disqualifying disposition" and the participant is taxed at ordinary income rates on the difference between the exercise price and the fair market value of Common Stock at the time of exercise.

        A participant is subject to ordinary income tax upon the exercise of a nonqualified option on the difference between the exercise price and the fair market value of Common Stock. Any subsequent gain on the sale of the Common Stock will be taxed as a capital gain.

        There is generally no tax upon the receipt of restricted stock units, restricted stock or a stock bonus award, unless the stock bonus award is fully vested at the time of grant. A participant will recognize ordinary income on the fair market value of the Common Stock at the time the award becomes vested, less any purchase amount paid to acquire the Common Stock under the award. However, an individual may elect to be taxed at the time restricted stock or a stock bonus is granted under Section 83(b) of the Code. The individual's tax basis in Common Stock acquired through a stock bonus, restricted stock or restricted stock units is the amount paid under the award plus the amount of ordinary income that is recognized. Any subsequent gain or loss on the sale of Common Stock is subject to capital gains tax treatment.

        The Company generally obtains a tax deduction that is equivalent to the amount of ordinary income recognized by a participant upon the exercise of options or the vesting of restricted stock units, restricted stock or a stock bonus. The Company's tax deduction may be limited in some circumstances for awards that qualify under Section 162(m) of the Code as "performance based compensation." See "General Description of the Incentive Plan—Types of Awards" for a discussion of performance based compensation.

        The federal income tax consequences described in this section are based on the laws and regulations of the United States of America currently in effect, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2000 EQUITY INCENTIVE PLAN.

 PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY'S
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently authorizes the issuance of a total of 425,000,000 shares of capital stock, consisting of 415,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of July 2, 2012, there were 299,556,069 shares of Common Stock outstanding and no shares of preferred stock outstanding. In addition, as of such date, the Company had an aggregate of 10,841,384 shares of Common Stock subject to outstanding stock options and restricted stock units and 468,074 shares of Common Stock reserved for issuance pursuant to future grants under the Company's stock incentive plan.

Description of the Proposed Amendment

        On June 6, 2012, the Board of Directors approved an amendment (the "Amendment") to the Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance from 415,000,000 shares to 515,000,000 shares. The explanation of the Amendment herein is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Appendix B.

Reasons for the Amendment

        Since inception, Capstone has incurred annual operating losses. We expect this trend to continue until such time that we can sell a sufficient number of units and achieve a cost structure to become profitable. We will continue to finance our operations through use of existing cash balances, revenue produced by sales of our products and, if necessary, financing activities, including the potential sale of shares of Common Stock and warrants to purchase shares of Common Stock. Because we have, as of July 2, 2012, only 57,179,331 shares of Common Stock available for issuance (after taking into consideration outstanding equity awards and shares reserved for issuance in connection with our incentive plans and certain prior transactions), our ability to raise funds to support our operations by selling Common Stock is limited.

        Although at present we have no plans to issue additional shares of our Common Stock, we desire to have the shares available to provide additional flexibility to use our Common Stock for business and financial purposes in the future. These purposes may include raising capital to support future operations; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or products through acquisitions and/or licensing arrangements; and other purposes. Having such additional authorized Common Stock available for issuance in the future would allow the Board to issue shares of our Common Stock without delay and enable us to engage in financing transactions and/or strategic alliances and take advantage of changing market and financial conditions on a more timely basis as determined by the Board.

General Effect of the Amendment

        If the Amendment is approved by the stockholders, it will become effective upon filing with the Secretary of State of the State of Delaware. If the proposal is not approved by the stockholders, the Amendment will not be filed and the proposal will not be implemented.

        If the proposed Amendment is approved, the Board may cause the issuance of additional shares of our Common Stock without further vote of our stockholders, except as provided under Delaware or other applicable law, our Certificate of Incorporation or bylaws or under applicable stock exchange rules.

        The additional shares of our Common Stock to be authorized by adoption of the Amendment would have rights identical to our currently outstanding shares of Common Stock. Adoption of the Amendment and subsequent issuance of shares of Common Stock would not affect the rights of the holders of our currently outstanding shares of Common Stock, except for effects incidental to increasing the number of shares of our Common Stock. Incidental effects of a subsequent issuance of shares of our Common Stock (but not of the adoption of the Amendment in and of itself) include potentially diluting the voting power and percentage ownership of existing stockholders. Current holders of shares of our Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock, including shares of our Common Stock, in order to maintain their proportionate ownership of the Company.

        The increase in number of authorized shares of our Common Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company; however, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support our Board in opposing a takeover proposal. In addition, the increase in number of authorized shares of our Common Stock, if approved, may have the effect of discouraging a challenge for control of the Company or make it less likely that such a challenge, if attempted, would be successful. The Board and management have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of our Common Stock.

        Nothing in the Amendment would change the number of authorized shares of preferred stock. However, contemporaneously with the approval of the Amendment and contingent upon approval of the Amendment by the Company's stockholders, the Board designated 1,000,000 additional shares of preferred stock as Series A Junior Participating Preferred Stock to align the number of shares of preferred stock designated in connection with the Company's rights plan with the authorized Common Stock if the Amendment is approved by stockholders.

Required Vote for Approval; Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required for approval of the Amendment. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables the Company's stockholders to vote to approve, on an advisory basis, the compensation of the Company's Named Executive Officers as described in the "Compensation Discussion and Analysis" section and the executive compensation tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee; however, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        As described in the "Compensation Discussion and Analysis" section beginning on page 26 of this Proxy Statement, the Company's executive compensation program for its Named Executive Officers is designed to attract, motivate and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock. The Company believes that its executive compensation programs have been effective at promoting the achievement of positive results in its performance criteria, appropriately aligning pay and performance and enabling the Company to attract and retain talented executives within its industry.

        The Company is asking its stockholders to indicate their support for the compensation of the Named Executive Officers disclosed in this Proxy Statement, which is described in the Summary Compensation Table on page 36 of this Proxy Statement and under "Compensation Discussion and Analysis." The disclosures in the Proxy Statement are made in accordance with SEC regulations (including Item 402 of SEC Regulation S-K). This proposal, commonly known as the "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the policies and practices described in this Proxy Statement. Accordingly, the Company is asking its stockholders to vote "FOR" the following resolution:

        RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed pursuant to SEC regulations in the Company's Proxy Statement for the 2012 annual meeting of stockholders.

Required Vote for Approval; Recommendation of the Board of Directors

        Although the results of this vote are not binding on the Board of Directors or the Compensation Committee, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013 (the "2013 Fiscal Year"). KPMG LLP is considered by management to be well-qualified. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions at that time.

Required Vote for Ratification; Recommendation of the Board of Directors

        Stockholder ratification of the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise; however, the Board of Directors has elected to submit the selection of KPMG LLP to the Company's stockholders for ratification. The Company is seeking an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified by the stockholders, the matter will be referred to the Audit Committee for further review. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

        As of the date hereof, the Board of Directors consists of nine directors: Gary D. Simon (Chair), Richard K. Atkinson, John V. Jaggers, Darren R. Jamison, Noam Lotan, Gary J. Mayo, Eliot G. Protsch, Holly A. Van Deursen and Darrell J. Wilk. The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jamison, are "independent directors" as defined by Nasdaq rules.

        The Board of Directors met seven (7) times during the fiscal year ended March 31, 2012 (the "2012 Fiscal Year"), and each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2011 annual meeting of stockholders. The Company's independent directors met in executive session, without members of the Company's management present, at all four (4) in-person meetings of the Board of Directors in the 2012 Fiscal Year.

        The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company's stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The level of importance afforded to stockholder perspectives by the Board of Directors is evident upon a closer review of the Board of Directors' governance structure. Some key points regarding that structure are as follows:

  •
  The Board of Directors is predominantly independent. Of our nine directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that eight of our nine directors are independent under SEC and Nasdaq corporate governance rules, as applicable.

  •
  All members of the Board of Directors are elected annually to one-year terms.

  •
  Our board committees are comprised exclusively of independent directors.

  •
  Our independent directors meet in executive session at every in-person board meeting.

  •
  We have separated the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman focuses on board oversight responsibilities, strategic planning, setting board agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.

  •
  Our Board of Directors is very active. Each of our directors attended more than 75% of the 2012 Fiscal Year board meetings and meetings of the committees on which such director served.

        We believe our Board of Directors structure serves the interests of stockholders by balancing board continuity and the promotion of long-term thinking with the need for director accountability.

Board Committees

        The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee currently consists of Messrs. Lotan (Chair), Atkinson and Protsch. Each member of the Audit Committee is an "independent director" pursuant to Nasdaq rules and is "financially literate" within the meaning of Nasdaq rules. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring the Company's financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records, financial statements and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company's major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee has the duties of a "qualified legal compliance committee," including monitoring and reviewing stockholder complaints, and also reviews and approves all related-party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2012 Fiscal Year, the Audit Committee held seven (7) meetings. The Board of Directors has determined that each of Noam Lotan, Richard Atkinson and Eliot Protsch is an "audit committee financial expert," as that term is defined by applicable rules adopted by the SEC.

Compensation Committee

        The Compensation Committee currently consists of Messrs. Mayo (Chair), Jaggers and Wilk and Ms. Van Deursen. The Compensation Committee is comprised solely of directors who qualify as independent for purposes of Nasdaq rules, SEC Rule 16b-3 and Section 162(m) of the Code in conformance with the committee's charter. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company's senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; (iii) adopting and monitoring a succession plan for the Company's senior management; and (iv) administering the following benefit plans of Capstone: the 2000 Employee Stock Purchase Plan, the Incentive Plan and the Executive Performance Incentive Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2012 Fiscal Year, the Compensation Committee held eight (8) meetings. Processes and procedures for determining executive compensation are discussed elsewhere in this Proxy Statement in the section entitled "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of Ms. Van Deursen (Chair) and Messrs. Mayo, Simon and Wilk. The Nominating and Corporate Governance Committee is comprised solely of "independent directors" as defined by Nasdaq rules in conformance with the committee's charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors; and (iii) coordinating the Board of Directors evaluation process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2012 Fiscal Year, the Nominating and Corporate Governance Committee held four (4) meetings. The Nominating and Corporate Governance

Committee met subsequent to the end of the 2012 Fiscal Year to recommend to the full Board of Directors each of the nominees for election to the Board of Directors as presented herein.

Risk Oversight

        The Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company's internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy and is responsible for oversight with respect to succession planning risks. Finally, the Company's Nominating and Corporate Governance Committee conducts an annual assessment of the risk management process and reports its findings to the full Board of Directors.

Board of Directors and Committee Performance Evaluations

        The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company's Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In April 2012, all members of the Company's Board of Directors were asked to assess the performance of the Board of Directors and each committee on which they serve and identify areas for improvement through the completion of a detailed questionnaire for each such committee and the Board of Directors. The Nominating and Corporate Governance Committee and counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board of Directors in June 2012. The Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the performance evaluations and asked the appropriate committees to each discuss the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee has reviewed the results, identified the key areas for improvement and created a strategy for addressing the areas most in need of improvement. Each member of the Board of Directors was also asked to complete a peer review and assess, on a confidential basis, the service and contributions of each other member of the Board of Directors by completing a confidential board member evaluation form. Counsel for the Company reviewed and consolidated the responses to the confidential board member evaluation form. The Chairperson of the Nominating and Governance Committee presented the responses, on an anonymous basis, to the Board of Directors in June 2012.

Director Recommendation and Nomination Process

        The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders and will consider all bona fide recommended candidates for director if submitted in accordance with the policy. The policy provides that any stockholder recommendation must include the specific information required by the policy, must be submitted in writing to:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Chair of Nominating and Corporate Governance Committee
    Care of: Edward I. Reich, Secretary

and must be received by the committee at least 180 days prior to the annual meeting of stockholders. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate and the name and record address of the stockholder submitting the recommendation, as well as the number of shares of stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board of Directors if elected; (iii) a statement explaining whether the prospective candidate is "independent" under applicable laws, Nasdaq rules and otherwise; (iv) biographical data of the prospective candidate, including former and current service on other boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate's Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate's involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company's stockholders at large; (xi) whether the prospective candidate is proposed to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the committee; and (xii) any other relevant information concerning the prospective candidate. The committee reserves the right to request additional information as it deems appropriate.

        In addition to stockholder recommendations as described above, the Company's bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company's bylaws and the SEC's proxy rules and will be handled in accordance with the Company's bylaws and applicable laws.

        The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company's Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate's character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or public policy institutions that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

        The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal diversity policy in terms of considering nominees for directors, but it actively considers all relevant factors, including the factors outlined above, when evaluating potential nominees to the Board of Directors. For example, when its two newest directors, Ms. Van Deursen and Mr. Mayo, were added to the Board of Directors in 2007, the Nominating and Corporate Governance Committee developed a matrix of all relevant qualifications, skills and experience possessed by the incumbent members of the Board of Directors and identified certain areas where the Board of Directors needed additional attributes including, but not limited to, diversity. As a direct result of this process, Ms. Van Deursen and Mr. Mayo joined the Board of Directors, substantially increasing its depth, range of experience and diversity. The Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

        The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company's policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of members of the Board of Directors who are not on the committee in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

        The Company has a policy whereby stockholders may communicate directly with the Company's Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Edward I. Reich, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chairman of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

Compensation Committee Interlocks and Insider Participation

        During the 2012 Fiscal Year, the Compensation Committee consisted of Messrs. Mayo (Chair), Jaggers and Wilk and Ms. Van Deursen. None of the committee members have at any time been an officer or employee of the Company nor did any of the members have any relationship with the Company requiring disclosure by the Company during the 2012 Fiscal Year. During the 2012 Fiscal Year, none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served on the Compensation Committee of Capstone; none of the Company's executive officers served as a director of another entity, an executive officer of which served on the Compensation Committee of Capstone; and none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served as a director of Capstone.

 AUDIT COMMITTEE REPORT

        In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company's financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and on the effectiveness of the Company's internal controls over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company's independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Capstone contained in Capstone's Annual Report on Form 10-K as of and for the year ended March 31, 2012 with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm for the year ended March 31, 2012. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP their independence from Capstone.

        In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2012 for filing with the SEC.

Audit Committee
Noam Lotan, Chairman Richard K. Atkinson Eliot G. Protsch

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

        The table below provides information concerning fees for services rendered by Deloitte & Touche LLP during the 2012 Fiscal Year and the fiscal year ended March 31, 2011 (the "2011 Fiscal Year"). The nature of the services provided in each such category is described following the table. Representatives of Deloitte & Touche LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

	Amount of Fees
Description of Fees	2012	2011
Audit Fees	$1,115,000	$1,020,000
Audit-Related Fees	—	—
Tax Fees	321,000	102,000
All Other Fees	—	—

Total	$1,436,000	$1,122,000

        Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the 2012 Fiscal Year and the 2011 Fiscal Year. The fees also relate to the audit of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act) for the 2012 Fiscal Year and the 2011 Fiscal Year, comfort letters and consents related to SEC filings.

        Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services. Tax fees for the 2012 Fiscal Year also include professional services rendered in connection with the IRS examination of our income tax returns.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee's charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the firm's independence. The Audit Committee consults with management prior to the Company's engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee has delegated its authority to pre-approve non-audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by Deloitte & Touche LLP during the 2012 Fiscal Year. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

Change in Independent Registered Public Accounting Firms

        On June 25, 2012, the Company, as approved by the Audit Committee, engaged KPMG LLP as its independent registered public accounting firm for the 2013 Fiscal Year. KPMG LLP replaces

Deloitte & Touche LLP as the Company's independent registered public accounting firm. Deloitte & Touche LLP has served as the Company's independent registered accounting firm since December 1998.

        Deloitte & Touche LLP's audit reports on the consolidated financial statements of the Company for the 2012 Fiscal Year and 2011 Fiscal Year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte & Touche LLP's audit reports on the effectiveness of internal control over financial reporting as of March 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 2012 Fiscal Year and 2011 Fiscal Year, and the subsequent interim period through June 25, 2012, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of disagreements in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through June 25, 2012.

        During the 2012 Fiscal Year and 2011 Fiscal Year, and the subsequent interim period through June 25, 2012, neither the Company, nor anyone on its behalf, consulted KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and no written report or oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

        The Company provided Deloitte & Touche LLP with a copy of this disclosure and requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether Deloitte & Touche LLP agrees with the above statements. A copy of such letter, dated June 29, 2012, furnished by Deloitte & Touche LLP in response to that request is filed as an exhibit to the Company's Current Report on Form 8-K filed on June 29, 2012.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" required by SEC Regulation S-K Item 402(b) beginning on page 26 of this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended March 31, 2012.

Compensation Committee
Gary J. Mayo, Chairman John V. Jaggers Holly A. Van Deursen Darrell Wilk

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A, other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee reviews and administers the process and substance of the Company's executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table on page 36).

        The Compensation Committee believes that the Company's executive compensation program should:

  •
  Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

  •
  Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

  •
  Provide compensation that aligns the financial interests of executives with those of Capstone's stockholders through long-term equity incentives that take into account the Company's performance;

  •
  Comply with all applicable laws and Nasdaq rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

  •
  Be straightforward and easy to understand and administer.

Role of Compensation Consultant

        The Compensation Committee focuses on attracting, retaining and motivating a highly qualified group of executive officers. They believe that doing so is in the best interests of the Company, its stockholders and other constituencies. The Compensation Committee has engaged an international compensation consulting firm, Aon Hewitt Consulting, a subsidiary of Aon Corporation ("Aon Hewitt"), as its consultant in determining appropriate compensation for our executive officers, including our Named Executive Officers. As a part of its consulting services, Aon Hewitt collects and analyzes competitive pay data, trends and market practices. Aon Hewitt also provides compensation consulting services to the Company for individuals who are not executive officers.

        In setting compensation, the Compensation Committee reviews information from Aon Hewitt regarding comparative market data, including comprehensive analyses of total compensation and compensation components based on published survey data sized to our annual revenue. The published surveys used by the Compensation Committee in its analysis covers publicly-traded technology and manufacturing industry companies that are between $50 million and $200 million in revenue.

        The Compensation Committee has determined that the competitive analysis provided by Aon Hewitt includes a sufficiently large and relevant group of companies for purposes of comparing compensation data. The Compensation Committee considers all relevant information from compensation surveys and does not exclude data in determining compensation for our executive officers. The compensation report provided by Aon Hewitt includes detailed information regarding base salary, target bonus, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers at the comparable companies. As further discussed below, the Compensation Committee uses this information to assess the levels of compensation that are appropriate for our executive officers, including the Named Executive Officers.

Goal Alignment and Financial and Strategic Performance

        The Compensation Committee believes that the Company's compensation program should encourage and reward outstanding financial and strategic performance. In the 2009 Fiscal Year, the stockholders approved an Executive Performance Incentive Plan pursuant to which the Compensation Committee may pay annual cash bonuses to our executive officers upon the achievement of specific performance goals. The Compensation Committee also believes that the Named Executive Officers should receive a significant portion of their compensation in the form of equity, thereby putting this portion of their compensation at risk and further aligning their long-term interests with the Company's strategic objectives and stockholders' interests. With this structure, the Company's compensation program is designed to maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock price.

        Based on input from Aon Hewitt and other resources, the Compensation Committee has determined that a mix of stock options and stock bonus awards, also referred to as time-based restricted stock units, or RSUs, is most appropriate for aligning the goals of the Named Executive Officers and other critical senior executives with those of the Company's stockholders. Stock options provide a financial reward only in the event that stockholder values are increased. RSUs provide value upon completion of service or other performance requirements but impose less dilution of stockholder value than do stock options.

        On June 6, 2012, the Board of Directors established stock ownership guidelines applicable to senior executives (including the Named Executive Officers) and non-employee directors in order to further align the interests of executives and directors with the interests of stockholders. These ownership guidelines provide that the subject persons should own Common Stock equal in value to a multiple of their annual salary (or, in the case of directors, their annual retainer) as follows:

Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents and other Named Executive Officers	1 times annual base salary
Non-employee members of the Board	4 times annual retainer

Subject persons will be expected to hold such amounts within five years from the later of June 6, 2012 or the date they become subject to the ownership guidelines.

Compliance

        The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all "independent directors," as defined under Nasdaq rules. Equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b-3 under the Exchange Act. As further discussed below, incentive compensation is awarded in a manner that is intended to qualify the payments as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Simplicity

        The basic components of compensation applicable to the executive officers are limited to base salary, annual cash bonus and long-term incentives. The executive officers also receive employee benefits consistent with those offered to other employees of the Company. All executive officers are covered by the Company's Change of Control Severance Plan. The Compensation Committee believes the Company is well served by a compensation structure that is easy to monitor, implement and disclose to its officers, employees and stockholders.

Process

        As discussed above, the Compensation Committee relies on compensation information about comparable companies and consultation with Aon Hewitt in establishing compensation. For the 2012 Fiscal Year, Aon Hewitt provided an update to the comprehensive compensation information that had been prepared for the prior fiscal year. The information provided by Aon Hewitt is described above under "—Overview—Role of Compensation Consultant." The data included the levels of compensation paid at the 50th percentile and 75th percentile of the comparable companies. The Compensation Committee did not set compensation for Named Executive Officers at these or any other percentiles but, instead, used this data as benchmarks in assessing the appropriateness of our compensation arrangements.

Components of Compensation

        For each of our Named Executive Officers, the Compensation Committee reviews each component of compensation and the total value of all compensation, or "total direct compensation." Each component is discussed in more detail below. The Compensation Committee has placed more emphasis on the comparative value of each Named Executive Officer's total direct compensation, rather than each compensation component. The Compensation Committee seeks to provide total direct compensation to the Named Executive Officers that is within the range of the total direct compensation of executives of comparable companies. Because the Compensation Committee has determined that a significant portion of compensation should be at risk, the actual compensation realized by the Named Executive Officers depends on the level of performance achieved over both the short-term and long-term and upon long-term tenure in the position. This emphasis has the effect of weighting total direct compensation more heavily on long-term incentives and at-risk compensation.

Base Salary

        The base salary for each of the Named Executive Officers is based on long-term individual performance and is compared to base salaries for executives at comparable companies, as further described above under "—Process." The Compensation Committee believes that base salaries should also reflect other relevant factors, such as unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by comparable companies. In the 2012 Fiscal Year, the base salaries of the Company's Named Executive Officers remained unchanged from the 2011 Fiscal Year. Following the 2012 Fiscal Year, in April 2012, the Compensation Committee determined that an adjustment to the base salaries of our Named Executive Officers would be appropriate to be competitive with the practices of comparable companies, which increased base salaries by an average of 3%. The Compensation Committee approved increases comparable to this benchmark. The base salary of Mr. Jamison was increased from $437,800 to $450,500; Mr. Reich from $258,000 to $267,000; Mr. Crouse from $235,700 to $240,000; Mr. Gilbreth from $281,900 to $287,000; and Ms. Brooks from $208,000 to $214,032.

Annual Cash Bonus

        Annual cash bonus payments to Named Executive Officers can be awarded by the Compensation Committee based on performance, achievement of specific goals and other relevant factors determined in the discretion of the Compensation Committee. Cash bonus awards are generally made pursuant to our Executive Performance Incentive Plan. Payments under the awards are based on performance goals that are selected from the criteria described in the Executive Performance Incentive Plan. Each objective is determined in reference to our financial statements and annual budget.

        On June 29, 2011, the Compensation Committee approved performance goals and other terms of awards for our executive officers for the 2012 Fiscal Year under the Executive Performance Incentive Plan. The awards for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks are based on targeted levels of revenue and operating cash flow. Both goals must be achieved above a threshold level of performance for a bonus to be paid under the plan. The actual performance objectives for the 2012 Fiscal Year were (amounts in millions):

Objective	Threshold	Intermediate	Target	Maximum
Revenue Achievement	$84.8	$95.4	$106.0	$132.5
Operating Cash Flow	$(23.4)	$(18.7)	$(15.6)	$(11.7)

        Awards for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks provide a target bonus equal to a stated percentage of annual base salary. The award provides a target bonus that is similar to the target bonus for the 2011 Fiscal Year, a maximum payment of approximately 150% of the target bonus and an intermediate bonus of approximately 40% of the target bonus for performance that is 90% of targeted revenue and 120% of the operating cash flow target. A moderate bonus is paid for performance that is above the threshold level set forth above but below the intermediate level. The percentages above and below target are calculated on a sliding scale formula to penalize performance below target and reward performance that exceeds target. The formula is weighted to emphasize the operating cash flow performance goal. The potential bonuses that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2012 Fiscal Year are summarized in the table below. No bonus is paid for performance at the threshold level or below.

Fiscal 2012 Executive Performance Incentive Plan Awards

		Award Opportunity(1)
	Target Bonus Percentage of Salary
Executive Officer		Intermediate ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$175,120	$446,556	$656,700
Edward I. Reich	45%	46,440	118,422	174,150
Mark G. Gilbreth	45%	50,742	129,392	190,283
Jayme L. Brooks	30%	24,960	63,648	93,600

(1)
Potential payouts are approximate because of interpolation.

        The award for Mr. Crouse for the 2012 Fiscal Year was based on a percentage of revenue that exceeds the revenue achieved during the 2011 Fiscal Year. Mr. Crouse received an award that entitled him to bonus payments based on the following percentages of revenue: 0.75% of revenue over $82.9 million but less than $106.1 million and 2.0% of revenue greater than $106.1 million but less than $127.0 million.

        The Compensation Committee met on June 6, 2012 to determine if the performance objectives were met under the terms of the awards and determined and certified that we had achieved revenue of $109.4 million and operating cash flow of ($19.5) million. As a result, bonus payments pursuant to the Executive Performance Incentive Plan were authorized of $245,168 to Mr. Jamison, $65,016 to Mr. Reich, $71,039 to Mr. Gilbreth and $34,944 to Ms. Brooks, based on these achievements. A bonus payment to Mr. Crouse of $239,422 was made pursuant to the Executive Performance Incentive Plan based on our revenue for the 2012 Fiscal Year. In addition, Mr. Crouse received an additional bonus payment of $15,084 based on additional revenue generated in the 2012 Fiscal Year that was the result of Mr. Crouse's efforts but not factored into his award pursuant to the plan.

        On April 3, 2012, the Compensation Committee approved performance goals and other terms of awards for our executive officers for the 2013 Fiscal Year under the Executive Performance Incentive

Plan. Awards for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks provide a target bonus equal to a stated percentage of annual base salary. The awards for these individuals are based on targeted levels of revenue and operating cash flow. Both goals must be achieved above a threshold level of performance for a bonus to be paid under the plan. The award provides a target bonus that is similar to the target bonus for the 2012 Fiscal Year, a maximum payment of approximately 150% of the target bonus and an intermediate bonus of approximately 40% of the target bonus for performance that is 90% of targeted revenue and 120% of the operating cash flow target. A moderate bonus is paid for performance that is above a threshold level but below the intermediate level. The percentages above and below target are calculated on a sliding scale formula to penalize performance below target and reward performance that exceeds target. The formula is weighted to emphasize the operating cash flow performance goal. The potential bonuses that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2013 Fiscal Year are summarized in the table below. No bonus is paid for performance at the threshold level or below.

Fiscal 2013 Executive Performance Incentive Plan Awards

		Award Opportunity(1)
	Target Bonus Percentage of Salary
Executive Officer		Intermediate ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$180,200	$459,510	$675,750
Edward I. Reich	50%	53,400	136,170	200,250
Mark G. Gilbreth	45%	51,600	131,733	193,725
Jayme L. Brooks	30%	25,684	65,494	96,314

(1)
Potential payouts are approximate because of interpolation.

        The award for Mr. Crouse for the 2013 Fiscal Year is based on a percentage of revenue that exceeds the revenue achieved during the 2012 Fiscal Year. The award provides additional incentives to reward performance above targeted revenue and further incentives for revenue that exceeds the maximum level stated in the plan. Mr. Crouse's award opportunity, based on achievement of the targeted revenue goal, is $168,750. Payments to Named Executive Officers are limited under the Executive Performance Incentive Plan to $4 million under any award.

        Following the end of the 2013 Fiscal Year, the Compensation Committee will determine whether and the extent to which the applicable performance targets were satisfied. The Compensation Committee will then award each executive officer a bonus based on the achievement of the applicable performance targets. No payments will be made for performance below specified threshold levels. The Compensation Committee has discretion to reduce any payments that would otherwise be made under the awards based on the achievement of the performance goals. For example, a payment could be reduced if the Compensation Committee determined that the executive officer failed to achieve individual or departmental goals that are unrelated to the Company's overall performance.

Long-Term Equity Incentives

        General.    In February 2007, the Compensation Committee formalized its policy regarding the granting of equity-based compensation awards. The policy generally provides that the Compensation Committee shall not backdate any equity grant or manipulate the timing of the public release of material information with the intent of benefiting a grantee under an equity award. Generally, grants of equity-based compensation awards are to be approved by the Compensation Committee on the date of a regularly scheduled quarterly meeting of the Compensation Committee. Inducement grants may be approved at a special meeting of the Compensation Committee and are generally effective as of the commencement of employment. The date the Compensation Committee acts to approve an award shall be the grant date of the award for purposes of the Company's equity compensation plans, except that grants made after the close of business may be deemed to be granted on the following day. No grants may be made by action on written consent, except in extraordinary circumstances. In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company's Common Stock on a day other than the grant date of the award. The Compensation Committee does not grant options with reload features and is prohibited from re-pricing stock options under the terms of the Incentive Plan.

        In discharging its responsibility for administering the Company's stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, Aon Hewitt. This information includes share utilization and annual grant rates. The Compensation Committee determines the appropriate award to each Named Executive Officer by assessing equity incentive awards made to officers by comparable companies and evaluating the level of equity incentives that have been previously awarded to each Named Executive Officer.

        Awards In 2012 Fiscal Year.    In June 2011, options and RSUs were granted to all Named Executive Officers. Pursuant to the provisions of the Incentive Plan, the exercise price of an option is set as the market price of the Company's stock on the date of the grant. All options granted in June 2011 to Named Executive Officers vest 25% on the first anniversary date and monthly thereafter on a pro rata basis over the next 36 months and expire ten years from the grant date. The RSUs vest in increments of 25% on each anniversary of the date of grant. See "—Compensation of the Individual Named Executive Officers" for additional details.

        Awards In 2013 Fiscal Year.    On June 6, 2012, options and RSUs were granted to all of our Named Executive Officers, contingent on stockholder approval of the amendment and restatement of the Incentive Plan at the Annual Meeting. The exercise price of the options will be the market price of the Company's stock on the date of stockholder approval of the amendment and restatement of the Incentive Plan. The options will vest 25% on June 6, 2013 (the first anniversary of the Compensation Committee's approval of the grant) and monthly thereafter on a pro rata basis over the next 36 months and expire August 30, 2022 (ten years from the date of grant). The RSUs vest in increments of 25% beginning June 6, 2013 and each anniversary thereafter. See "—Compensation of the Individual Named Executive Officers" for additional details.

        Cost Reduction Equity Incentive Program.    In June 2010, the Compensation Committee approved the Cost Reduction Equity Incentive Program (the "Cost Reduction Program") pursuant to which certain employees, including Mr. Gilbreth, may be awarded RSUs based on direct material cost reductions during the 2011 Fiscal Year. In June 2011, the Compensation Committee extended the Cost Reduction Program through the 2012 Fiscal Year. The Cost Reduction Program was intended to provide a long-term incentive for achieving specific direct material cost reductions for certain of the Company's product lines. Cost reductions were tracked against a predetermined cost reduction schedule and a minimum of 50% of targeted reductions must be achieved before RSUs would be earned under the program. The committee determined that the direct material cost reductions during the 2012 Fiscal Year did not meet targeted reductions required to earn RSUs. The Cost Reduction Program was not extended through the 2013 Fiscal Year.

Employee Benefits

        Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program.

Change of Control Benefits

        The Company maintains the Capstone Turbine Corporation Change of Control Severance Plan (the "Change of Control Plan"), which provides certain payments and benefits to eligible employees, including the Named Executive Officers, upon a change of control of the Company. The Change of Control Plan provides severance benefits to participants whose employment is terminated or otherwise adversely impacted within 12 months of a change of control. Upon becoming eligible, participants receive a lump sum cash payment under the Change of Control Plan that is equal to their annual base salary and continuation coverage in our medical and dental benefit plans at no cost for a period of 12 months. However, we entered into an agreement with Mr. Jamison to provide him with a severance payment that is equal to his base compensation for a period of 18 months. Effective June 14, 2012, this agreement was amended and restated to extend the term of the agreement to June 14, 2015. The Board adopted the Change of Control Plan to increase the likelihood that key management personnel are retained during any pending transactions involving a change of control of the Company. In addition, certain awards under the Incentive Plan become fully vested in the event of a change of control. The Compensation Committee believes that these change of control benefits are similar to and consistent with those offered by the companies included in the Aon Hewitt industry group described above.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain employee benefit plan contributions, sales commissions and other payments. The Compensation Committee intends that our incentive compensation programs qualify for an exception to the limitations of Section 162(m) whenever possible so that we may fully deduct compensation paid to our Named Executive Officers under these programs. Cash bonus, stock option and RSU awards generally are granted under the Executive Performance Incentive Plan or the Incentive Plan so that they may be fully deductible as "performance based compensation" under Section 162(m).

        We have made equity incentive awards to certain of our Named Executive Officers as an inducement for them to commence employment with the Company that will not qualify as performance based compensation under Section 162(m). If amounts realized under these awards exceed the Section 162(m) limitation, they may not be deductible from the Company's taxable income, if any, at that time. Payments under these equity incentives are generally conditioned on long-term increases in stockholder value. In making these equity incentive awards, the Compensation Committee determined that the need to attract capable individuals to the Company through a meaningful inducement outweighed the potential inability to deduct a portion of the compensation for federal income tax purposes.

Compensation of the Individual Named Executive Officers

Mr. Jamison

        Mr. Jamison's total direct compensation (i.e., base salary, annual cash bonus and long-term incentives) was established and is reviewed and adjusted by the Compensation Committee with market analysis provided by Aon Hewitt. Mr. Jamison's total direct compensation is, and is expected to remain, within the range of the compensation paid to chief executive officers by comparable companies reflected in the published survey data.

        For the 2012 Fiscal Year, Mr. Jamison was eligible for a cash bonus equivalent to 100% of his base salary at target performance levels under the Executive Performance Incentive Plan. Based on performance certified by the Compensation Committee, described above under "Components of Compensation—Annual Cash Bonus," a cash payment of $245,168 to Mr. Jamison was approved.

        Effective June 8, 2011, the Compensation Committee awarded Mr. Jamison options to purchase 150,000 shares of Common Stock and 45,000 RSUs under the Incentive Plan. Effective June 6, 2012, the Compensation Committee awarded Mr. Jamison options to purchase 583,330 shares of Common Stock and 145,830 RSUs under the Incentive Plan, contingent on stockholder approval of the amendment and restatement of the Incentive Plan at the Annual Meeting. The terms of these grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives." Aon Hewitt provided comments and considerations and survey data that was relied on by the Compensation Committee in making these determinations.

Messrs. Reich, Crouse, and Gilbreth and Ms. Brooks

        The Compensation Committee set the 2012 Fiscal Year compensation for the remaining Named Executive Officers based on updated information provided by, and in consultation with, Aon Hewitt. The Compensation Committee determined that compensation paid to our Named Executive Officers is within the range of the compensation paid to comparable executive officers of comparable companies reflected in the published survey data. Consideration was also given to internal pay equity and with emphasis on long-term incentives to encourage the long-term success of the Company.

        For the 2012 Fiscal Year, Messrs. Reich and Gilbreth and Ms. Brooks were eligible for cash bonuses equivalent to 45%, 45% and 30% of his or her base salary, respectively, at target performance levels under the Executive Performance Incentive Plan. As discussed above and based on performance that was certified by the Compensation Committee, cash payments of $65,016 to Mr. Reich, $71,039 to Mr. Gilbreth and $34,944 to Ms. Brooks were approved. Also based on performance certified by the Compensation Committee, a cash payment under the Executive Performance Incentive Plan was approved for Mr. Crouse in the amount of $239,422 and an additional cash payment of $15,084 was approved for Mr. Crouse based on additional revenue generated in the 2012 Fiscal Year that was the result of Mr. Crouse's efforts but not factored into his award pursuant to the plan.

        In June 2011, the Compensation Committee granted long-term equity incentives under the Incentive Plan as follows: Mr. Reich received options to purchase 75,000 shares of Common Stock and 15,000 RSUs; Mr. Crouse received options to purchase 75,000 shares of Common Stock and 15,000 RSUs; Mr. Gilbreth received options to purchase 75,000 shares of Common Stock and 15,000 RSUs; and Ms. Brooks received options to purchase 43,300 shares of Common Stock. On June 6, 2012, the Compensation Committee granted long-term equity incentives under the Incentive Plan, contingent on stockholder approval of the amendment and restatement of the Incentive Plan, as follows: Mr. Reich received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; Mr. Crouse received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; Mr. Gilbreth received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; and Ms. Brooks received options to purchase 83,330 shares of Common Stock and 20,830 RSUs. The terms of the grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives."

Conclusion

        The Compensation Committee believes that its decisions with respect to compensation paid to the Named Executive Officers for the 2012 Fiscal Year are consistent with the goals outlined at the beginning of this Compensation Discussion and Analysis.

 EXECUTIVE OFFICERS OF THE COMPANY

        The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	46	President & Chief Executive Officer
Edward I. Reich	49	Executive Vice President & Chief Financial Officer
James D. Crouse	48	Executive Vice President of Sales & Marketing
Mark G. Gilbreth	40	Executive Vice President & Chief Technology Officer
Jayme L. Brooks	41	Vice President of Finance & Chief Accounting Officer

        The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company's Board of Directors:

        Edward I. Reich.    Mr. Reich has served as our Executive Vice President and Chief Financial Officer since February 2008. He most recently served as Vice President, Financial Planning and Analysis from August 2006 to February 2008. Mr. Reich was named Director, Financial Planning and Analysis of Capstone in August 2005, in which position he served until August 2006. Prior to joining Capstone, from 1996 to 2005, Mr. Reich was Corporate Controller at Kistler Aerospace Corporation. Mr. Reich received his Bachelor of Arts degree in Business Administration from San Diego State University. Mr. Reich is a Certified Public Accountant (inactive) in the State of California and is a member of Financial Executives International.

        James D. Crouse.    Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. He leads Capstone's Sales, Marketing and Product Development efforts globally. Since joining Capstone, Mr. Crouse has helped us bring several new clean energy and renewable microturbine products to market. Mr. Crouse is also the Chairman of the Board for the World Alliance for Decentralized Energy (WADE), a business accelerator associated with the worldwide development of high efficiency cogeneration, onsite power and decentralized renewable energy systems that deliver substantial economic and environmental benefits. WADE's membership includes more than 200 corporate leaders in the decentralized-energy industry and national cogeneration and decentralized energy associations worldwide. In December 2010, U.S. Secretary of Commerce Gary Locke named Mr. Crouse to a national advisory committee that will promote U.S. exports of renewable energy and energy efficient technologies. Prior to joining Capstone, from February 2005 to February 2007, Mr. Crouse was President of Navitas Consulting, where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor, from June 2003 to February 2005. Additionally, Mr. Crouse was President of JST Energy and Vice President of Crown Engineering & Construction from September 2001 to June 2003. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor "A" in California.

        Mark G. Gilbreth.    Mr. Gilbreth has served as our Executive Vice President and Chief Technology Officer since May 2011. He served as Executive Vice President of Operations and Chief Technology Officer from November 2008 to May 2011, Executive Vice President and Chief Technology Officer from February 2007 to November 2008 and Executive Vice President and Chief Operating Officer from April 2006 to February 2007. In addition, he held the position of Interim President & Chief Executive Officer from July 2006 to December 2006. Mr. Gilbreth also served as Vice President, Engineering Technologies from February 2005 to April 2006 and has held positions of increasing responsibilities in Engineering, Program Management and Customer Service since he joined Capstone in August 1995.

Prior to joining Capstone, Mr. Gilbreth held various positions in Engineering at Sundstrand Power Systems in San Diego from 1991 to 1995. Mr. Gilbreth received his Bachelor's degree in Computer Science from San Diego State University.

        Jayme L. Brooks.    Ms. Brooks has served as our Vice President of Finance and Chief Accounting Officer since November 2008. She most recently served as Vice President of Financial Planning and Analysis of the Company from February 2008 to November 2008. She also served as Interim Chief Accounting Officer from October 2008 to November 2008. She joined the Company in September 2005 and served as Director of Financial Reporting from September 2005 until February 2008. From March 2003 until September 2005, she was Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the compensation of the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers during the 2012 Fiscal Year. These individuals are referred to in this Proxy Statement as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Darren R. Jamison	2012	$437,800	—	$73,800	$170,085	$245,168	$5,698	$932,551
President & Chief Executive	2011	437,800	—	63,000	282,600	320,740	7,100	1,111,240
Officer	2010	425,000	$106,250	164,000	387,205	—	5,404	1,087,859
Edward I. Reich	2012	258,000	—	24,600	85,043	65,016	1,493	434,152
Executive Vice President &	2011	258,000	—	21,000	117,750	85,057	740	482,547
Chief Financial Officer	2010	250,000	28,100	—	—	—	390	278,490
Jayme L. Brooks	2012	208,000	—	—	50,947	34,944	4,886	298,777
Vice President of Finance &	2011	208,000	—	—	67,981	45,715	5,870	327,566
Chief Accounting Officer	2010	200,000	15,000	—	—	—	4,390	219,390
James D. Crouse	2012	235,700	15,084	24,600	85,043	239,422	4,877	604,726
Executive Vice President of	2011	235,700	7,100	18,900	58,875	153,000	5,600	479,175
Sales & Marketing	2010	228,800	—	—	—	132,000	3,822	364,622
Mark G. Gilbreth	2012	281,900	—	24,600	85,043	71,039	798	463,380
Executive Vice President &	2011	281,900	—	23,100	105,975	92,936	1,347	505,258
Chief Technology Officer	2010	275,000	30,900	—	—	—	4,232	310,132

(1)
This column represents the aggregate grant date fair value of RSUs granted in the years presented in accordance with SEC rules. For RSUs, fair value is calculated using the closing price of Capstone's stock on the date of grant. For a discussion of the valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2012 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(2)
This column represents the aggregate grant date fair value of stock options granted in the years presented in accordance with SEC rules. For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2012 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(3)
This column represents bonuses paid pursuant to the Executive Performance Incentive Plan.

(4)
This column represents Company contributions to the 401(k) plan and premiums paid by the Company for life insurance.

Grants of Plan-Based Awards

        Information about each grant of a plan-based award made to a Named Executive Officer during the 2012 Fiscal Year is set forth in the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards
Darren R. Jamison	06/08/2011	—	150,000	$1.64	$170,085
	06/08/2011	45,000	—	—	73,800
Edward I. Reich	06/08/2011	—	75,000	$1.64	$85,043
	06/08/2011	15,000	—	—	24,600
Jayme L. Brooks	06/13/2011	—	43,300	$1.70	$50,947
James D. Crouse	06/08/2011	—	75,000	$1.64	$85,043
	06/08/2011	15,000	—	—	24,600
Mark G. Gilbreth	06/08/2011	—	75,000	$1.64	$85,043
	06/08/2011	15,000	—	—	24,600

(1)
Reflects shares of Common Stock underlying restricted stock units, which vest in four equal installments on each anniversary of the grant date conditioned on continued employment.

(2)
Reflects the fair market value of a share of Common Stock as the closing sales price of the Common Stock on the Nasdaq Global Market on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        Information about outstanding equity awards held by the Named Executive Officers as of the end of the 2012 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
			Option Exercise Price	Option Expiration Date(2)
Name	Exercisable(1)	Unexercisable(1)
Darren R. Jamison	—	150,000	$1.64	06/08/2021	45,000	$45,900
	157,500	202,500	1.05	06/09/2020	45,000	45,900
	473,958	176,042	0.80	04/08/2019	102,500	104,550
	284,375	65,625	0.87	12/10/2018	11,250	11,475
	2,000,000	—	1.27	12/18/2016	—	—
Edward I. Reich	—	75,000	1.64	06/08/2021	15,000	15,300
	65,625	84,375	1.05	06/09/2020	15,000	15,300
	121,875	28,125	0.87	12/10/2018	1,250	1,275
	750,000	—	1.52	01/15/2018	—	—
	75,000	—	2.91	08/22/2015	—	—
Jayme L. Brooks	—	43,300	1.70	06/13/2021	5,500	5,610
	37,888	48,712	1.05	06/09/2020	—	—
	104,167	20,833	0.85	11/25/2018	—	—
	50,000	—	5.58	09/12/2015	—	—
James D. Crouse	—	75,000	1.64	06/08/2021	15,000	15,300
	32,813	42,187	1.05	06/09/2020	13,500	13,770
	60,938	14,062	0.87	12/10/2018	5,000	5,100
	850,000	—	0.86	02/05/2017	—	—
Mark G. Gilbreth	—	75,000	1.64	06/08/2021	15,000	15,300
	59,063	75,937	1.05	06/09/2020	16,500	16,830
	60,938	14,062	0.87	12/10/2018	5,000	5,100
	125,000	25,000	1.37	11/07/2018	6,250	6,375
	100,000	—	0.90	02/14/2017	—	—
	400,000	—	2.63	06/12/2016	—	—
	100,000	—	2.43	10/31/2015	—	—
	110,000	—	1.64	03/17/2015	—	—
	25,000	—	1.58	09/09/2014	—	—
	70,000	—	2.36	01/26/2014	—	—
	5,000	—	2.36	01/26/2014	—	—
	12,000	—	1.89	06/26/2012	—	—

(1)
Options vest 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued employment.

(2)
All options terminate, if not sooner, at the expiration of 10 years following the grant date.

(3)
Restricted stock units vest in four equal installments on each anniversary of the date of grant, conditioned on continued employment.

(4)
Based on the closing sales price of our Common Stock of $1.02 on the Nasdaq Global Market on March 31, 2012.

Option Exercises and Stock Vested

        Information about the exercise of stock options and vesting of restricted stock units during the 2012 Fiscal Year for each Named Executive Officer is set forth in the table below.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Darren R. Jamison	—	$—	11,250	(1)	$11,700	(1)
	—	—	15,000	(2)	25,200	(2)
	—	—	51,250	(3)	98,913	(3)
Edward I. Reich	—	—	1,250	(1)	1,300	(1)
	—	—	7,225	(4)	7,730	(4)
	—	—	5,000	(2)	8,400	(2)
Jayme L. Brooks	—	—	10,837	(5)	15,822	(5)
	—	—	5,500	(1)	5,720	(1)
	—	—	3,000	(4)	3,210	(4)
	—	—	3,000	(6)	5,100	(6)
James D. Crouse	—	—	5,000	(1)	5,200	(1)
	—	—	4,500	(2)	7,560	(2)
Mark G. Gilbreth	—	—	5,000	(1)	5,200	(1)
	—	—	6,250	(7)	6,938	(7)
	—	—	25,000	(6)	42,500	(6)
	—	—	5,500	(2)	9,240	(2)

(1)
On December 10, 2011, RSUs vested and the market value of the stock was $1.04 per share.

(2)
On June 9, 2011, RSUs vested and the market value of the stock was $1.68 per share.

(3)
On April 8, 2011, RSUs vested and the market value of the stock was $1.93 per share.

(4)
On October 10, 2011, RSUs vested and the market value of the stock was $1.07 per share.

(5)
On February 7, 2012, RSUs vested and the market value of the stock was $1.46 per share.

(6)
On June 13, 2011, RSUs vested and the market value of the stock was $1.70 per share.

(7)
On November 7, 2011, RSUs vested and the market value of the stock was $1.11 per share.

Potential Payments upon Termination or Change of Control

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2012 is listed in the tables below.

Mr. Jamison

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$437,800	(1)	$656,700	(2)
Stock Options (unvested)	—		48,573	(3)
Restricted Stock Units (unvested)	—		207,825	(4)
Insurance Benefits	20,045	(5)	30,067	(6)

Total	$457,845		$943,165

(1)
Reflects a severance payment of Mr. Jamison's annual base salary as of March 31, 2012 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015. Following the 2012 Fiscal Year, in April 2012, the Compensation Committee increased the base salary of Mr. Jamison from $437,800 to $450,500.

(2)
Reflects a lump sum severance payment equal to 18 months of Mr. Jamison's base salary as of March 31, 2012, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015. Following the 2012 Fiscal Year, in April 2012, the Compensation Committee increased the base salary of Mr. Jamison from $437,800 to $450,500.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unvested stock options that become exercisable following a change in control, based on the market value of $1.02 per share on March 31, 2012, assuming exercise prices reported on the table "Outstanding Equity Awards at Fiscal Year-End." Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $1.02 per share on March 31, 2012. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 18 months.

Mr. Reich

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$129,000	(1)	$258,000	(2)
Stock Options (unvested)	—		4,219	(3)
Restricted Stock Units (unvested)	—		31,875	(4)
Insurance Benefits	3,533	(5)	7,065	(6)

Total	$132,533		$301,159

Ms. Brooks

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$104,000	(1)	$208,000	(2)
Stock Options (unvested)	—		3,542	(3)
Restricted Stock Units (unvested)	—		5,610	(4)
Insurance Benefits	10,022	(5)	20,045	(6)

Total	$114,022		$237,197

Mr. Crouse

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$117,850	(1)	$235,700	(2)
Stock Options (unvested)	—		2,109	(3)
Restricted Stock Units (unvested)	—		34,170	(4)
Insurance Benefits	10,022	(5)	20,045	(6)

Total	$127,872		$292,024

Mr. Gilbreth

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$140,950	(1)	$281,900	(2)
Stock Options (unvested)	—		2,109	(3)
Restricted Stock Units (unvested)	—		43,605	(4)
Insurance Benefits	6,609	(5)	13,219	(6)

Total	$147,559		$340,833

(1)
Reflects a severance payment of six months of the executive's base salary as of March 31, 2012 under our Severance Plan (as defined below). Following the 2012 Fiscal Year, in April 2012, the Compensation Committee increased the base salary of Mr. Reich from $258,000 to $267,000; Ms. Brooks from $208,000 to $214,032; Mr. Crouse from $235,700 to $240,000; and Mr. Gilbreth from $281,900 to $287,000.

(2)
Reflects a lump sum severance payment equal to 12 months of the executive's annual base salary plus cash incentive compensation for the year in which the effective date of the change in control occurs under our Change of Control Severance Plan. Following the 2012 Fiscal Year, in April 2012, the Compensation Committee increased the base salary of Mr. Reich from $258,000 to $267,000; Ms. Brooks from $208,000 to $214,032; Mr. Crouse from $235,700 to $240,000; and Mr. Gilbreth from $281,900 to $287,000.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unvested stock options that become exercisable following a change in control, based on the market value of $1.02 per share on March 31, 2012, assuming exercise prices reported on the table "Outstanding Equity Awards at Fiscal Year-End." Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $1.02 per share on March 31, 2012. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of six months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

Employment Contracts, Termination of Employment and Change of Control Arrangements

        The Board of Directors adopted the Change of Control Severance Plan (the "Change of Control Plan") in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change in control of the Company, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date of the change in control occurs, as well as continuation of health plan benefits for 12 months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 18 months. This agreement expires on June 14, 2015.

        The Company adopted the Capstone Turbine Corporation Severance Pay Plan (the "Severance Plan") in May 2002. The Severance Plan provides that each member of management reporting to the Chief Executive Officer and/or the President, including the Named Executive Officers, whose employment is involuntarily terminated without cause will receive, upon signing a release, a payment equal to such person's salary for six months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 12 months. This agreement expires on June 14, 2015. Payments under the Severance Plan are reduced by any benefits received under the Change of Control Plan or under any other severance agreement with the Company.

        The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Stock awards or options to purchase Common Stock have been issued to Named Executive Officers as inducement grants or pursuant to the Incentive Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

 COMPENSATION OF DIRECTORS

        Mr. Jamison, the Company's President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. Information about the compensation of the non-employee directors for the 2012 Fiscal Year is set forth in the table below.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Gary D. Simon	$36,498	$7,672	$44,170
Richard K. Atkinson	31,498	7,672	39,170
John V. Jaggers	31,496	7,672	39,168
Noam Lotan	32,998	7,672	40,670
Gary J. Mayo	34,498	7,672	42,170
Eliot G. Protsch	31,495	7,672	39,167
Holly A. Van Deursen	34,494	7,672	42,166
Darrell J. Wilk	32,995	7,672	40,667

(1)
Includes stock awards granted to non-employee directors who elect to take payment of all or any portion of their directors' fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2012 Fiscal Year, 35% of the amounts of the aggregate directors' fees were paid in the form of stock.

(2)
This column represents the aggregate grant date fair value of stock options granted during the 2012 Fiscal Year. For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2012 Fiscal Year. As of March 31, 2012, Mr. Protsch held options to purchase 126,884 shares, Mr. Jaggers held options to purchase 105,284 shares, Mr. Lotan held options to purchase 91,600 shares, Messrs. Atkinson, Simon and Wilk each held options to purchase 81,600 shares, Ms. Van Deursen held options to purchase 61,600 shares, and Mr. Mayo held options to purchase 51,600 shares.

        Equity compensation is paid under the Incentive Plan which provides each non-employee director an option to purchase 21,600 shares of our Common Stock upon initial election to the Board of Directors. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. The Incentive Plan further provides for the grant of options to our non-employee directors to purchase 10,000 shares of our Common Stock on the date of each annual meeting of stockholders at which the non-employee director is re-elected to our Board of Directors. This annual grant becomes exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options is equal to the fair market value of the Common Stock on the grant date, and the term is ten years, subject to earlier expiration in connection with termination of service. In June 2012, as part of the amendment and restatement of the Incentive Plan, the Board of Directors approved an annual grant of RSUs which shall have a market value of $35,000, based on the value of our Common Stock on the date of grant, in lieu of the annual grant of stock options to non-employee directors. This change in equity grant from options to RSUs is effective upon re-election.

        During the 2012 Fiscal Year, each non-employee director received a cash and stock-based retainer of $30,000. Each non-employee director also received a $1,500 annual retainer for each standing committee of the Board of Directors on which he or she served; except that the Chairman of each committee received a $3,000 annual retainer. The Chairman of the Board of Directors received an additional $5,000 annual retainer. In May 2012, the Board of Directors increased the annual retainer for the Chairman of the Board of Directors from $35,000 to $45,000 per year. In addition, the Board of Directors increased the annual retainer for the Chair of the audit committee from $3,000 to $10,000 and increased the retainer for the Chair of each of the compensation and nominating and governance committees from $3,000 to $7,500. In addition, the Board of Directors increased the annual retainer from $1,500 to $7,500 for each member of the audit committee and increased the annual retainer for each member of each of the compensation and nominating and governance committees from $1,500 to $5,000. These annual retainer increases are effective upon re-election. Non-employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders
Incentive Plan Stock Options	6,739,651		$1.45		395,952	(1)
Incentive Plan Stock Bonus Awards	1,143,262		—		—
2000 Employee Stock Purchase Plan	—		—		464,968
Equity Compensation Plans Not Approved by Stockholders
Inducement Stock Options	3,300,000	(2)	$1.29		—

Total	11,182,913		$1.40	(3)	860,920

(1)
The shares available for stock options, restricted stock, RSUs and other awards under the Incentive Plan are included in this number.

(2)
Consists of stock options granted outside the Incentive Plan at exercise prices equal to the fair market value of the Company's Common Stock, as inducement grants to executive officers and other employees of the Company since June 2006. Included in the 3,300,000 shares of Common Stock were options to purchase 2,000,000 shares of Common Stock granted to Mr. Jamison, options to purchase 850,000 shares of Common Stock granted to Mr. Crouse and options to purchase an aggregate of 450,000 shares of Common Stock granted to two other employees. Although the options were not granted under the Incentive Plan, they are governed by terms and conditions similar to those set forth in the Incentive Plan.

(3)
The weighted-average exercise price does not take into account RSUs as there is no exercise price associated with RSUs.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth certain information as of July 2, 2012 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and Named Executive Officer of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of July 2, 2012, there were 299,556,069 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name of Beneficial Owner**	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Gilder, Gagnon, Howe & Co. LLC 3 Columbus Circle, 26th Floor New York, NY 10019(2)	16,835,770	5.62%
Darren R. Jamison	3,710,664	1.23%
Gary D. Simon	114,277	*
Mark G. Gilbreth(3)	1,252,702	*
James D. Crouse	1,137,850	*
Edward I. Reich(4)	1,129,991	*
John V. Jaggers(5)	458,983	*
Eliot G. Protsch	260,417	*
Jayme L. Brooks	286,661	*
Darrell J. Wilk	143,699	*
Noam Lotan	117,090	*
Holly A. Van Deursen	109,406	*
Richard K. Atkinson	97,090	*
Gary J. Mayo	61,104	*
Directors and executive officers as a group (13 persons)	8,879,934	2.90%

*
Less than one percent.

**
Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from July 2, 2012, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, is as follows:

Name	Shares Underlying Options
Darren R. Jamison	3,101,250
Gary D. Simon	81,600
Mark G. Gilbreth	1,114,375
James D. Crouse	981,250
Edward I. Reich	1,065,625
John V. Jaggers	105,284
Eliot G. Protsch	105,284
Jayme L. Brooks	226,725
Noam Lotan	91,600
Darrell J. Wilk	81,600
Holly A. Van Deursen	61,600
Richard K. Atkinson	81,600
Gary J. Mayo	51,600
(2)
The number of shares listed as beneficially owned by Gilder, Gagnon, Howe & Co. LLC includes shares held by certain of its affiliates. Information is based solely from a Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on April 10, 2012. Gilder, Gagnon, Howe & Co. LLC has sole voting power and sole dispositive power with respect to 88,600 shares and shared dispositive power with respect to 16,747,170 shares.

(3)
Mr. Gilbreth disclaims beneficial ownership of 362,708 shares underlying stock options and 21,749 shares of Common Stock which were the subject of a divorce decree.

(4)
Mr. Reich disclaims beneficial ownership of 37,500 shares underlying stock options and 21,675 shares of Common Stock which were the subject of a divorce decree.

(5)
The ownership includes: (a) 9,728 shares of Common Stock held by Sevin Rosen VII Affiliates Fund, L.P.; (b) 16 shares of Common Stock held by SRB Associates VII L.P.; and (c) 343,955 shares directly owned by Mr. Jaggers. Mr. Jaggers is a general partner of SRB Associates VII L.P. (the general partner of Sevin Rosen VII Affiliates Fund L.P.) and may be deemed to have shared power to dispose of and vote these shares. Mr. Jaggers disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's executive officers, directors and persons who own more than 10% of our Common Stock (each, a "Reporting Person") to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2012 Fiscal Year all holdings and reportable transactions by such Reporting Persons in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements except that Mr. Lotan filed a delinquent Form 4 on August 31, 2011 reporting the receipt of a stock option grant.

Code of Business Conduct and Code of Ethics

        The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Board of Directors reviews the Code of Ethics and Code of Business Conduct on an annual basis or more often, if necessary. The Code of Ethics and Code of Business Conduct are available on the Company's website at www.capstoneturbine.com.

Corporate Governance Principles

        The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors' governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews the Company's Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company's website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

        The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Additional Information

        Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC's Internet address, www.sec.gov.

        A copy of this Proxy Statement and our 2012 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone's Annual Report on Form 10-K for the period ended March 31, 2012 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

 Appendix A

CAPSTONE TURBINE CORPORATION

2000 EQUITY INCENTIVE PLAN

As Amended and Restated Effective August 30, 2012

RECITALS:

        WHEREAS, the Company previously established the Plan as an equity incentive plan, which was last approved by the stockholders of the Company in an amendment and restatement effective on August 24, 2007, and was subsequently amended on August 28, 2008 and August 27, 2009; and

        WHEREAS, the Company desires to amend and restate the Plan in order to (i) incorporate prior amendments, (ii) increase the number of shares available for issuance under the Plan, (iii) revise certain administrative provisions, (iv) expressly authorize the award of restricted stock units, (v) provide awards of restricted stock units in substitution of automatic stock option grants to Non-Employee Directors, and (vi) eliminate obsolete award features and stock repurchase rights;

        NOW, THEREFORE, pursuant to authorization by the Board, the Plan is hereby amended and restated as follows, effective upon approval of the stockholders of the Company at the annual meeting of stockholders on August 30, 2012:

        1.    Purposes of the Plan.    The purposes of the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Committee at the time of grant. Other Awards may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Acquisition" means, unless specified otherwise in an Agreement,

              (i)  the successful acquisition by a person or related group of persons, (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's stockholders to accept or approve;

             (ii)  the first date within any period of 18 consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been members of the Company's Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

            (iii)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

            (iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

             (v)  any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or

            (vi)  the issuance by the Company to a single person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.

          (b)   "Agreement" means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Award. Each Agreement is subject to the terms and conditions of the Plan, except as otherwise provided for herein.

          (c)   "Applicable Laws" means the requirements relating to the issuance of stock incentives and the administration of stock incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

          (d)   "Award" means a grant of an Option, Restricted Stock, Restricted Stock Unit or Stock Bonus to an eligible Service Provider under the Plan.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cause" means the commission of any act of fraud, embezzlement, theft or dishonesty by a Holder, any unauthorized use or disclosure by a Holder of confidential information or trade secrets of the Company (or any parent or subsidiary thereof), or any other intentional misconduct by a Holder adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Holder.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

          (h)   "Committee" means a committee appointed by the Board in accordance with Section 4 hereof to administer the Plan.

          (i)    "Common Stock" means the Common Stock of the Company, par value $0.001 per share.

          (j)    "Company" means Capstone Turbine Corporation, a Delaware corporation.

          (k)   "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          (l)    "Director" means a member of the Board.

          (m)  "Employee" means any person, including an Officer or Director, who is an employee (as defined in accordance with section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the

  Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

          (o)   "Fair Market Value" means, as of any date, the value of a share of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (p)   "Holder" means a person who has been granted or awarded an Award or who holds Shares acquired pursuant to an Award.

          (q)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code and so designated by the Committee.

          (r)   "Independent Director" means a Director who is:

              (i)  An "outside director," within the meaning of section 162(m) of the Code;

             (ii)  A "non-employee director" within the meaning of Rule 16b-3; and

            (iii)  An "independent director" under the listing standards of The Nasdaq Stock Market.

          (s)   "Non-Qualified Stock Option" means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of section 422 of the Code.

          (t)    "Officer" means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u)   "Option" means the right to purchase Common Stock from the Company under terms that are determined in accordance with the Plan. An Option can be an Incentive Stock Option or a Non-Qualified Stock Option.

          (v)   "Option Exchange Program" means a program whereby outstanding Options are amended to reduce the exercise price, or Options are cancelled, exchanged or surrendered in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options.

          (w)  "Parent" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (x)   "Plan" means the Capstone Turbine Corporation 2000 Equity Incentive Plan, as amended.

          (y)   "Public Trading Date" means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

          (z)   "Restricted Stock" means a grant of Common Stock that is subject to a risk of forfeiture pursuant to Section 10(a).

          (aa) "Restricted Stock Unit" means the grant of the right to receive Common Stock to be transferred to a Non-Employee Director pursuant to Section 13(a) or to a Service Provider pursuant to Section 10(b) upon the completion of conditions specified in the grant.

          (bb) "Rule 16b-3" means rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

          (cc) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

          (dd) "Service Provider" means an Employee, Director or Consultant.

          (ee) "Share" means a share of Common Stock, as adjusted under Section 14.

          (ff)  "Stock Bonus" means Common Stock granted pursuant to Section 10(c) or elected pursuant to Section 13(b).

          (gg) "Subsidiary" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 14, Common Stock will be issued with respect to Awards and the maximum aggregate number of Shares which may be issued hereunder is 27,980,000; provided, however, that the maximum aggregate number of Shares which may be issued upon exercise of Incentive Stock Options is 20,180,000 Shares. Shares issued hereunder may be authorized but unissued or reacquired Common Stock. If an Award is forfeited or becomes unexercisable without having been exercised in full, or an Option is surrendered pursuant to an Option Exchange Program, the Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify under section 422 of the Code.

        4.    Administration of the Plan.

          (a)    Administration Committee.    The Plan shall be administered by the Committee that is established and designated by the Board to administer the Plan. The Committee shall be comprised of at least two individuals who are all Independent Directors. The Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the

  Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions or Committee charter, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Committee may delegate (i) to the chief executive officer of the Company the authority to grant Awards under the Plan to eligible persons who are (1) not "covered employees," within the meaning of section 162(m) of the Code, (2) not expected to be "covered employees" at the time of recognition of income resulting from such Award, and (3) not subject to liability under section 16 of the Exchange Act, and/or (ii) to any officer of the Company any other authority that is included in Sections 4(b)(iv), (viii), (ix) or (xi) or Section 9(b).

          (b)    Powers of the Committee.    Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority in its sole discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may from time to time be granted;

            (iii)  to determine the number of Shares to be covered by each such Award;

            (iv)  to approve forms of Agreement for use under the Plan or with respect to an Award;

             (v)  to determine the terms and conditions of any Award granted hereunder, which include, but are not limited to, the exercise price or purchase price, the time or times when the Award may vest or Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock covered thereby, based in each case on such factors as the Committee, in its sole discretion, shall determine;

            (vi)  subject to Section 6(d), to institute an Option Exchange Program;

           (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii)  to allow Holders to satisfy minimum federal or state withholding tax obligations through the withholding of Shares transferred or to be issued pursuant to an Award, based on the Fair Market Value of the Common Stock at the time withholding is required, in the manner determined by the Committee;

            (ix)  to amend any Award granted under the Plan as provided in Section 14; provided further that any amendment to outstanding Options are subject to the limitations of Section 6(d); and

             (x)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Committee deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

          (c)    Effect of Committee's Decision.    All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders.

        5.    Eligibility.    Any Award may be granted to a Service Provider, in the discretion of the Committee, provided that Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards. In addition to the foregoing, each Non-Employee Director (defined in Section 13) shall be granted Restricted Stock Units at the times and in the manner set forth in Section 13 and may receive Stock Bonuses in lieu of cash compensation as described in Section 13.

        6.    Limitations.

          (a)    Option Designation.    Each Option shall be designated by the Committee in the Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder's Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

          For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b)    No Continued Employment.    Nothing in the Plan or an Award shall confer or be construed to confer upon a Holder any right with respect to continuing the Holder's employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c)   Annual Award Limit.    No Service Provider shall be granted, in any calendar year, Awards to acquire more than 3,000,000 Shares in the aggregate. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

          (d)   Conditions For Re-Pricing or Exchange.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Options or other Awards to reduce the exercise price of such outstanding Options or other Awards; (ii) cancel outstanding Options or other Awards in exchange for Options or other Awards with an exercise price that is less than the exercise price of the original Options or other Awards; or (iii) cancel outstanding Options or other Awards with an exercise price below the current stock price in exchange for cash, Awards or other securities.

          (e)   Conditions to Delivery of Shares.    The Company shall not be required to issue or deliver Shares acquired under an Award or any portion thereof prior to fulfillment of all of the following conditions:

              (i)  The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

             (ii)  The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

            (iii)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

            (iv)  The lapse of such reasonable period of time following the exercise of the Option or vesting of an Award as the Committee may establish from time to time for reasons of administrative convenience;

             (v)  Payment of all required federal, state and local tax withholdings. Tax withholding may, in the sole discretion of the Committee, be paid in the form of (i) deduction from wages otherwise payable to the Holder, (ii) consideration used by the Holder to pay for the exercise of Options under Section 9(b), or (iii) Shares that have a Fair Market Value equal to the minimum required withholdings and that would otherwise be deliverable to the Holder; and

            (vi)  The Holder has made such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars.

        7.    Term of Plan.    The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16. Incentive Stock Options may not be issued under the Plan with respect to the Shares specified in Section 3 hereof after the tenth anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders. If the number of Shares specified in Section 3 is increased by an amendment to this Plan, Incentive Stock Options may be awarded with respect to such increased Shares for a period of no longer than ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by the stockholders. Incentive Stock Options granted before such dates shall remain valid in accordance with their terms.

        8.    Term of Incentive Stock Options.    The term of each Incentive Stock Option shall be stated in the Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof; and provided further that, in the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under section 424 of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five years from the date of grant thereof.

        9.    Option Exercise.

          (a)   The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under section 424 of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b)   Unless otherwise provided by the Agreement, payment of the exercise price and required tax withholdings for an Option shall be made in (1) cash, (2) with the consent of the Committee, actual or constructive delivery of Shares with a Fair Market Value equal to the amount due on exercise, (3) with the consent of the Committee, through a pledge of Shares and delivery of irrevocable instructions to a broker to sell such Shares and deliver the amount due to the Company on exercise, (4) with the consent of the Committee, surrendering the right to exercise the Option with respect to a number of Shares that could be acquired under the Option having a Fair Market Value equal to the amount due on the portion of the Option being exercised (i.e., a net exercise), (5) any other consideration acceptable to the Committee, or (6) with the consent of the Committee, any combination of the foregoing methods of payment.

          (c)   Vesting; Fractional Exercises.    Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

          (d)   Deliveries upon Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

              (i)  A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

             (ii)  Representations or information required by the Committee pursuant to Section 6(e).

            (iii)  In the event that the Option shall be exercised pursuant to Section 11(c) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

            (iv)  The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax.

        10.    Stock Awards.

          (a)   Restricted Stock.    The Committee may grant Restricted Stock to such Service Providers as the Committee may select in its sole discretion from time to time. The Committee shall specify in the grant the number of Shares covered by the Award, the terms of forfeiture and the conditions for vesting. The Committee may determine that the grant shall be accepted by execution of an Agreement that covers the Award in the form determined by the Committee.

          (b)   Restricted Stock Units.    The Committee may grant Restricted Stock Units to such Service Providers as the Committee may select in its sole discretion from time to time. The Committee shall specify in the grant the number of Shares covered by the Award, the terms of forfeiture and the conditions for vesting. The Award may specify that the Service Provider will receive Common Stock upon satisfaction of the vesting conditions or Restricted Stock that is subject to a substantial risk of forfeiture. The Committee may determine that the grant shall be accepted by execution of an Agreement that covers the Award in the form determined by the Committee.

          (c)   Stock Bonus.    The Committee may grant a Stock Bonus, either as compensation or as a right to purchase Common Stock, to such Service Providers as the Committee may select in its sole discretion from time to time. The Committee shall specify in the grant any applicable terms and conditions related to acquiring Shares under the Award, including the number of Shares, the purchase price (if any) and the time and manner of acceptance of such offer. The Committee may determine that the grant shall be accepted by execution of an Agreement that covers the Stock Bonus in the form determined by the Committee.

        11.    Termination, Disability, Death.    The rights of a Holder under an Award upon ceasing to be a Service Provider due to disability, death or other termination may be specified in an Award by the Committee and in an Agreement. Unless otherwise specified by the Committee, the rights of the Holder shall be determined as follows:

          (a)   Termination of Relationship as a Service Provider.    If a Holder ceases to be a Service Provider for any reason, the rights under the Award that have not yet become vested will immediately terminate on the date that the Holder ceases to be a Service Provider and the Shares covered thereby shall immediately become available for issuance under the Plan; provided that each Option shall expire as follows: (i) upon termination as a Service Provider for reasons other than Cause, death or disability, the right to exercise the Option shall expire three months following such termination (but in no event later than the expiration of the term of such Option stated in the grant) to the extent that the Option is then vested and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan; and (ii) if a Holder's relationship as a Service Provider is terminated for Cause, the entire Option shall immediately terminate, and the Shares covered thereby shall immediately become available for issuance under the Plan.

          (b)   Disability of Holder.    If a Holder ceases to be a Service Provider as a result of the Holder's disability, the right to exercise an Option shall expire 12 months following such termination (but in no event later than the expiration of the term of such Option as set forth in the grant), but only to the extent that the Option was exercisable on the date thereof, and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan. For purposes of Incentive Stock Options, the term "disability" shall be defined in accordance with section 22(e)(3) of the Code.

          (c)   Death of Holder.    If a Holder dies while a Service Provider, the right to exercise an Option shall terminate 12 months following the Holder's death (but in no event later than the expiration of the term of such Option as set forth in the grant), but only to the extent that the Option was exercisable on the date of death, and the Shares covered by the unvested portion of the Option shall immediately become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder's estate or, if applicable, by the person(s) entitled to exercise the Option under the Holder's will or the laws of descent or distribution.

          (d)   Regulatory Extension.    If the exercise of an Option or delivery of Shares following the termination of the Holder's status as a Service Provider (other than upon the Holder's death or disability) is prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three months after the termination of the Holder's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

        12.    Non-Transferability; Stockholder Rights.    Except as otherwise specified in an Agreement with respect to an Award that is not an Incentive Stock Option, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. A Holder shall be treated as a stockholder of the Shares covered by the Award upon the satisfaction of the conditions for acquiring the shares that are stated in the grant and the Plan, including any vesting requirements and/or Option exercise requirements.

        13.    Annual Awards to Non-Employee Directors.

          (a)   A Director who is not an employee of the Company or any of its affiliates, including a retired or former employee of the Company or its affiliates, (a "Non-Employee Director") shall be granted on the date the Non-Employee Director is elected to the Board in the Company's annual meeting of stockholders, or is otherwise appointed to the Board, an Award of Restricted Stock Units. The number of Shares subject to this annual Award have a Fair Market Value of $35,000 on the date of grant, subject to adjustment from time to time as determined by the Committee in its discretion. The Restricted Stock Units shall become vested upon completion of the annual term of the Board that includes the date of grant (the "Annual Retainer").

          (b)   In the event that the Company provides cash compensation to Non-Employee Directors for service as a Director or for service as a member or chairperson of a committee of the Board (collectively "Cash Compensation"), each Non-Employee Director may elect to receive (subject to limitations in Section 13(b)(i)), in lieu of receiving any portion of his or her Cash Compensation, a Stock Bonus. Such an election shall be made by filing an election with the Company, in accordance with procedures adopted by the Committee, prior to the time that such Cash Compensation is paid. All elections made hereunder are subject to the following:

              (i)  The number of Shares payable under a Stock Bonus shall be calculated by dividing (A) the amount of the Cash Compensation that would have been payable to the Non-Employee Director in the absence of an election, by (B) the Fair Market Value of a Share on the date that the Cash Compensation would have otherwise been paid. The value of any fractional Share calculated hereunder shall be paid in the form of cash to the Non-Employee Director.

             (ii)  Other than the right of the Non-Employee Director herein to elect to receive a Stock Bonus, the terms thereof shall be subject to the provisions of Section 10.

        14.    Adjustments upon Changes in Capitalization, Merger or Asset Sale.    The terms of this Section 14 will apply to the rights of a Holder under all Awards issued hereunder; provided, however, that the terms of an Award will control with respect to the Holder's rights and adjustments that are made with respect to a merger, asset purchase or other acquisition transaction if the Award specifically makes provision for rights and adjustments upon the occurrence of any such acquisition transaction. The provisions of this Section 14 are subject to the limitations of Section 6(d).

          (a)   Upon the occurrence of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, or other similar corporate transaction or event, the Committee shall make an adjustment that, in its sole and absolute discretion, it deems appropriate and consistent with sections 409A and 424(a) of the Code in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to any of the following:

              (i)  the number and kind of shares of Common Stock (or other securities or property) that may be granted with respect to any Award (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

             (ii)  the number and kind of shares of Common Stock (or other securities or property) that may be subject to any Award; and

            (iii)  the grant or exercise price with respect to any outstanding Option.

          (b)   In the event of any transaction or event described in Section 14(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

              (i)  To provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been obtained upon the exercise thereof or realization of the Holder's rights had such Option been currently exercisable or the replacement of any Award with other rights or property selected by the Committee in its sole discretion;

             (ii)  To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions thereof;

            (iii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iv)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future; and

             (v)  To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed thereunder upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award or Agreement.

          (c)   Subject to Section 3, the Committee may, in its sole discretion, include such further provisions and limitations in any Award or Agreement as it may deem equitable and in the best interests of the Company.

          (d)   If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 14(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Awards held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten days prior to the closing of the Acquisition (and Options terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Acquisition.

          (e)   In the event the Company undergoes an Acquisition and any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, does assume any Awards outstanding under the Plan (or substitutes similar stock awards, including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 14(e), for those outstanding under the Plan), then, with respect to each stock Award held by participants in the Plan then performing services as Employees or Directors, the vesting of each such stock Award (and, if applicable, the time during which such stock Award may be exercised) shall be accelerated and such stock Award shall immediately become fully vested and exercisable, if any of the following events occurs within 12 months after the effective date of the Acquisition or within the Trial Period (as defined herein) even if such Trial Period extends beyond 12 months after the effective date of the Acquisition:

              (i)  the Employee status or Director status, as applicable, of the participant holding such stock Award is terminated by the Company without Cause; or

             (ii)  the Employee holding such stock Award terminates his or her Employee status following (A) a change in position with the Company or any reduction in his or her level of responsibility; (B) any reduction in his or her level of compensation (including base salary, fringe benefits, participation in any plans and target bonuses under any corporate-performance based bonus or incentive programs); or (C) a relocation of the place of employment of the Employee by more than 50 miles; provided and only if such change, reduction or relocation is effected without such individual's consent. In the event that an individual consents to such change, the individual enters a trial period (the "Trial Period") of six months from the date of consent. At any time during the Trial Period an individual may revoke his or her consent and meet the conditions of a voluntary resignation following a change as stated in (A), (B), or (C) above, without the individual's consent.

          (f)    The existence of the Plan, any Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        15.    Time of Granting of Awards.    The date of grant of an Award shall, for all purposes, be the date specified herein or, if not specified, the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

        16.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 14, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

          (b)   Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Committee, which Agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Awards granted or awarded under the Plan prior to the date of such termination.

        17.    Stockholder Approval.    The Capstone Turbine Corporation 2000 Equity Incentive Plan, as originally adopted, was submitted for the approval of the Company's stockholders and such approval was received within 12 months after the date of the Board's initial adoption thereof. In addition, amendments to increase the number of Shares authorized for issuance hereunder have been previously approved by the Company's stockholders, and such amendments are incorporated herein.

        18.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        20.    Investment Intent.    The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising rights or acquiring Shares under an Award; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Award for the participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        21.    Governing Law.    The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[Execution page follows]

 EXECUTION PAGE

        IN WITNESS WHEREOF, the undersigned officer of Capstone Turbine Corporation has executed this instrument on this the 30th day of August, 2012, to be effective as set forth above.

CAPSTONE TURBINE CORPORATION
By:
Its:

 Appendix B

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CAPSTONE TURBINE CORPORATION

        Capstone Turbine Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          (1)   The name of the Corporation is Capstone Turbine Corporation.

          (2)   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 2000. The Certificate of Incorporation was amended and restated on June 22, 2000 and subsequently amended and restated on July 5, 2000.

          (3)   Pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment hereby amends the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation by deleting Section (a) of Article III in its entirety and substituting in lieu thereof the following:

"ARTICLE III.

            (a)   The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is five hundred twenty-five million (525,000,000) shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is five hundred fifteen million (515,000,000) shares, and the par value of each share of Common Stock is one-tenth of one cent ($0.001). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is ten million (10,000,000) shares, and the par value of each share of Preferred Stock is one-tenth of one cent ($0.001). The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof."

          (4)   This Certificate of Amendment was duly proposed and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the affirmative vote of the holders of a majority Corporation's outstanding stock entitled to vote thereon at the 2012 annual meeting of stockholders in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

B-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this     day of                                    , 2012.

Darren Jamison President and Chief Executive Officer

B-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 8:59 p.m., Pacific Daylight Time
(11:59 p.m., Eastern Daylight Time), on August 29, 2012.

INTERNET http://www.proxyvoting.com/cpst
CAPSTONE TURBINE CORPORATION	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

V FOLD AND DETACH HERE V

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted (i) FOR the election of the directors listed below, and (ii) FOR each of the proposals 2, 3, 4 and 5.	Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS			FOR ALL	WITH- HOLD FOR ALL	*EXCEP- TIONS			FOR	AGAINST	ABSTAIN
	Nominees:
01	Gary D. Simon	06	Gary J. Mayo	☐	☐	☐	2.	Approval of the amendment and	☐	☐	☐
02	Richard K. Atkinson	07	Eliot G. Protsch					restatement of the Capstone
03	John V. Jaggers	08	Holly A. Van Deursen					Turbine Corporation 2000 Equity
04	Darren R. Jamison	09	Darrell J. Wilk					Incentive Plan;
05	Noam Lotan
							3.	Approval of the amendment to the	☐	☐	☐
								Company's Second Amended and
								Restated Certificate of
								Incorporation;
							4.	Advisory vote on the	☐	☐	☐
								compensation of the Company's
								named executive officers as
								presented in the proxy statement;
							5.	Ratification of the selection of	☐	☐	☐
								KPMG LLP as the Company's
								independent registered public
								accounting firm for the fiscal year
								ending March 31, 2013; and
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)							6.	In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof.
*Exceptions

							STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED,WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
									Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature                                              Signature                                              Date

CAPSTONE TURBINE CORPORATION

21211 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

2012 ANNUAL MEETING OF STOCKHOLDERS
AUGUST 30, 2012

YOUR VOTE IS IMPORTANT TO CAPSTONE

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE
TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

THE PROXY CARD MUST BE SIGNED AND DATED.

        Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://www.proxyvoting.com/cpst

V FOLD AND DETACH HERE V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPSTONE TURBINE CORPORATION

PROXY FOR 2012 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 30, 2012

        The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the "Company") acknowledges receipt of a copy of the 2012 Annual Report to Stockholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Edward I. Reich, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the 2012 Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices, located at 21211 Nordhoff Street, Chatsworth, California 91311, on August 30, 2012, at 9:00 A.M., Pacific Time, and any adjournments or postponements thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on July 2, 2012 that the undersigned would be entitled to vote if personally present.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS LISTED IN THE PROXY STATEMENT.

Address Change/Comments (Mark the corresponding box on the reverse side)
COMPUTERSHARE P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

QuickLinks

PROPOSAL 1
ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
PROPOSAL 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2000 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 4 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2012 Executive Performance Incentive Plan Awards
Fiscal 2013 Executive Performance Incentive Plan Awards
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
  Appendix A
CAPSTONE TURBINE CORPORATION 2000 EQUITY INCENTIVE PLAN As Amended and Restated Effective August 30, 2012 RECITALS
EXECUTION PAGE
  Appendix B